                                                                   EXHIBIT 10.12
STATE OF CALIFORNIA

STANDARD AGREEMENT -- APPROVED BY THE                                --------------------------------------------------
                      ATTORNEY GENERAL                                CONTRACT NUMBER          AM.NO.
                                                                        96-26293                 00
                                                                     --------------------------------------------------
                                                                      TAXPAYER'S FEDERAL EMPLOYER IDENTIFICATION NUMBER
                                                                        541-000588
THIS AGREEMENT, made and entered into this 1st day of October, 1996, --------------------------------------------------
in the State of California, by and between State of California, through its duly elected or appointed, qualified and acting

--------------------------------------------------------------------------------
TITLE OF OFFICER ACTING FOR STATE                 AGENCY

Chief, Program Support Branch                     Department of Health Services  , hereafter called the State, and
--------------------------------------------------------------------------------
CONTRACTOR'S NAME

MAXIMUS                                                                          , hereafter called the Contractor.
--------------------------------------------------------------------------------

WITNESSETH: That the Contractor for and in consideration of the covenants, conditions, agreements, and stipulations of the State hereinafter expressed, does hereby agree to furnish to the State services and materials as follows:
(Set forth service to be rendered by Contractor, amount to be paid Contractor, time for performance or completion, and attach plans and specifications, if any.)

                              ARTICLE I - PREAMBLE


THIS CONTRACT IS ENTERED INTO UNDER THE PROVISIONS OF SECTION 14016.5 ET SEQ., WELFARE AND INSTITUTIONS CODE (W&I CODE) AND SB835, AN ACT TO AMEND SECTIONS 14016.5, 14088.05, 14088.22, 14089, 14301, 14304, AND 14408, AND TO ADD SECTIONS
14087.305, 14088.23, AND 14464 TO THE WELFARE AND INSTITUTIONS CODE, RELATING TO MEDI-CAL.


                                                 -------------------------------
                                                            APPROVED

                                                   /s/ Gina Durante 10/9/96
                                                   ---------------------------
                                                      Department of Finance
                                                         Budget Division
                                                 -------------------------------

CONTINUED ON   33  SHEETS, EACH BEARING NAME OF CONTRACTOR AND CONTRACT NUMBER.
================================================================================
  The provisions on the reverse side hereof constitute a part of this agreement. IN WITNESS WHEREOF, this agreement has been executed by the parties hereto, upon the date first above written.
================================================================================
     STATE OF CALIFORNIA                          CONTRACTOR
--------------------------------------------------------------------------------
AGENCY                                  CONTRACTOR (If other than an
                                        individual, state whether a
                                        corporation, partnership, etc.)

Department of Health Services           MAXIMUS
--------------------------------------------------------------------------------
BY (AUTHORIZED SIGNATURE)               BY (AUTHORIZED SIGNATURE)

/s/ Pamela A. Harley                    /s/ David V. Mastran
--------------------------------------------------------------------------------
PRINTED NAME OF PERSON SIGNING          PRINTED NAME AND TITLE OF PERSON SIGNING

Edward E. Stahlberg                     David V. Mastran, CEO
--------------------------------------------------------------------------------
TITLE                                   ADDRESS

Chief, Program Support Branch           1356 Beverly Road, McLean, VA 22101
================================================================================

AMOUNT EMCUMBERED BY THIS     PROGRAM/CATEGORY (CODE AND TITLE)       FUND TITLE             DEPARTMENT OF GENERAL SERVICES
DOCUMENT                                                                                     ------------------------------
                              Loc.Asst.Sect 14157 W & I Code          Health Care DEposit               USE ONLY
$48,200,000                   -----------------------------------------------------------    FORM    POLICY   BUDGET
---------------------------   (OPTIONAL USE)                                                 ------------------------------
PRIOR AMOUNT ENCUMBERED FOR                                                                  Department of General Services
THIS CONTRACT                 Fed.Cat.No. 93778  4260-101-001 & 890
                              -----------------------------------------------------------               APPROVED
$-0-                          ITEM           CHAPTER           STATUTE        FISCAL YEAR
---------------------------   4260-601-912   162                1996          96/97
TOTAL AMOUNT ENCUMBERED TO    -----------------------------------------------------------              OCT. 10, 1996
STATE                         OBJECT OF EXPENDITURE (CODE AND TITLE)
$48,200,000                   N/A
-----------------------------------------------------------------------------------------
I hereby certify upon my own personal knowledge that   T.B.A. NO.          B.R.NO.
budgeted funds are available for the period and                                                BY /s/ Garry Ness
purpose of the expenditure stated above.
-----------------------------------------------------------------------------------------
SIGNATURE OF ACCOUNTING OFFICER                                       DATE

/s/ Roberta Purser                                                         10/2/96                      Ass't Chief Counsel
=========================================================================================    ------------------------------
[ ] CONTRACTOR    [ ] STATE AGENCY    [ ] DEPT. OF GEN. SER.    [ ] CONTROLLER    [ ]

STATE OF CALIFORNIA

STANDARD AGREEMENT


1. The Contractor agrees to indemnify, defend and save harmless the State, its officers, agents and employees from any and all claims and losses accruing or resulting to any and all contractors, subcontractors, material men, laborers and any other person, firm or corporation furnishing or supplying work services, materials or supplies in connection with the performance of this contract, and from any and all claims and losses accruing or resulting to any person, firm or corporation who may be injured or damaged by the Contractor in the performance of this contract.

2. The Contractor, and the agents and employees of Contractor, in the performance of the agreement, shall act in an independent capacity and not as officers or employees or agents of State of California.

3. The State may terminate this agreement and be relieved of the payment of any consideration to Contractor should Contractor fail to perform the covenants herein contained at the time and in the manner herein provided. In the event of such termination the State may proceed with the work in any manner deemed proper by the State. The cost to the State shall be deducted from any sum due the Contractor under this agreement, and the balance, if any, shall be paid the Contractor upon demand.

4. Without the written consent of the State, this agreement is not assignable by Contractor either in whole or in part.

5.   Time is of the essence in this agreement.

6. No alteration or variation of the terms of this contract shall be valid unless made in writing and signed by the parties hereto, and no oral understanding or agreement not incorporated herein, shall be binding on any of the parties hereto.

7. The consideration to be paid Contractor, as provided herein, shall be in compensation for all of Contractor's expenses incurred in the performance hereof, including travel and per diem, unless otherwise expressly so provided.

Maximus                                                                 96-26293

                                TABLE OF CONTENTS

ARTICLE I         PREAMBLE

ARTICLE II - GENERAL TERMS AND CONDITIONS                                  Pg  2

         A.       GOVERNING AUTHORITIES                                    Pg  2
         B.       FULFILLMENT OF OBLIGATIONS                               Pg  2
         C.       INDEMNIFICATION                                          Pg  3
         D.       ASSIGNMENT                                               Pg  3
         E.       INSPECTION RIGHTS                                        Pg  3
         F.       COMPLIANCE WITH OBLIGATIONS                              Pg  4
         G.       DISCRIMINATION COMPLAINTS                                Pg  5
         H.       NONDISCRIMINATION CLAUSE AND COMPLIANCE                  Pg  5
         I.       AMERICANS WITH DISABILITIES ACT CERTIFICATION            Pg  5
         J.       CONTRACTORS NATIONAL LABOR RELATIONS BOARD
                  CERTIFICATION                                            Pg  8
         K.       MINORITY, WOMEN, AND DISABLED VETERAN BUSINESS
                  ENTERPRISE PARTICIPATION GOALS                           Pg  6
         L.       CERTIFICATION OF DRUG-FREE WORKPLACE                     Pg  6
         M.       CONSULTANT SERVICES                                      Pg  7
         N.       NOTICES                                                  Pg  8
         O.       EVALUATION OF CONTRACTORS PERFORMANCE                    Pg  8
         P.       RESOLUTION OF DISPUTES                                   Pg  9
         Q.       PUBLICATION REQUIREMENTS                                 Pg  9
         R.       COPYRIGHT AND OWNERSHIP OF MATERIALS                     Pg 10
         S.       STATE TRADEMARKS AND SERVICE MARKS                       Pg 12
         T.       PATENTS                                                  Pg 13
         U.       LIABILITY INSURANCE                                      Pg 15
         V.       INCORPORATION OF REQUEST FOR PROPOSAL                    Pg 16
         W.       INCORPORATION OF PROPOSAL OR BID                         Pg 16
         X.       INCORPORATION OF EXHIBITS                                Pg 16
         Y.       CHANGE ORDERS                                            Pg 17
         Z.       HEALTH CARE OPTIONS                                      Pg 17
         AA.      CONTRACTOR NAME CHANGE                                   Pg 18
         BB.      NOVATION                                                 Pg 18

ARTICLE III - DUTIES OF CONTRACTOR                                         Pg 19

         A.       RECORDS ESTABLISHMENT, ACCESS, AND RETENTION             Pg 19
         B.       ACCOUNTING AND AUDITING REQUIREMENTS                     Pg 19
         C.       EQUIPMENT                                                Pg 20
         D.       COMMUNICATION                                            Pg 21
         E.       PURCHASE ORDERS AND SUBCONTRACTING PROVISIONS            Pg 22
         F.       STANDARDS OF WORK                                        Pg 23
         G.       PROGRESS REPORTS OR MEETINGS                             Pg 23
         H.       STATE APPROVAL OF SUBCONTRACTS                           Pg 23
         I.       CONFLICT OF INTEREST - CURRENT AND FORMER STATE
                  EMPLOYEES                                                Pg 24

Maximus                                                                 96-26293

ARTICLE IV - TERM AND TERMINATION                                          Pg 26
         A.       TERM                                                     Pg 26
         B.       CONTRACT EXTENSION                                       Pg 26
         C.       CANCELLATION AND AMENDMENT PROVISIONS                    Pg 26
         D.       DEPARTMENT TERMINATION                                   Pg 27

ARTICLE V - PAYMENT PROVISIONS                                             Pg 28

         A.       AMOUNTS PAYABLE                                          Pg 28
         B.       COSTS REIMBURSABLE                                       Pg 28
         C.       PAYMENT IN FULL                                          Pg 31
         D.       CONTRACTOR PAYMENT AND EXPENDITURE PROVISIONS            Pg 31
         E.       MISCELLANEOUS PAYMENT PROVISIONS                         Pg 33
         F.       CONTRACT CLOSE-OUT                                       Pg 33
         G.       CONTRACTS IN EXCESS OF $200,000                          Pg 34
         H.       CONTRACTS FUNDED IN WHOLE OR IN PART BY THE FEDERAL
                  GOVERNMENT                                               Pg 34

ARTICLE VI - CONFIDENTIALITY                                               Pg 35

EXHIBIT A - TAKEOVER REQUIREMENTS

EXHIBIT B - SCOPE OF WORK

EXHIBIT C - TURNOVER REQUIREMENTS

EXHIBIT D - DEPARTMENT RESPONSIBILITIES

EXHIBIT E - TRAVEL ALLOWANCES AND REIMBURSEMENTS

Maximus                                                                 96-26293

WHEREAS, it is the intention of the Department that the Contractor will:

Provide accurate, complete and current information to AFDC and MediCal applicants and beneficiaries on managed care plans with available capacity, provide services in the area where the person resides, and in the person's primary language; and

Educate and inform AFDC and Medi-Cal beneficiaries of the options for obtaining Medi-Cal services through either enrollment in managed care plans or fee-for-service Medi-Cal with an emphasis on the benefits and limitations of increased access to health care services through health care plans; and

Implement the HCO program in a timely and uniform manner in those counties which will require an HCO program due to new or existing managed care plans in those counties and future counties designated by the Department without interruption to County Welfare Departments and/or services AFDC and Medi-Cal beneficiaries; and,

Conduct all enrollment and disenrollment activities in any County, as designated by the Department, in a timely and efficient manner; and

Develop and maintain a process to assign AFDC and Medi-Cal beneficiaries, who have failed to make a timely managed care plan choice or are exempt from assignment, into an available managed care plan which provides services in an area where the beneficiary resides; and

Serve as a resource, educate and provide assistance to help enrollees understand the methods available to resolve issues and problems with their health care plan; and

WHEREAS, it is in the best interest of all parties to enter into this contract;

NOW THEREFORE, the contract is entered as follows:

Maximus                                                                 96-26293
                                                                      Article II

                    ARTICLE II - GENERAL TERMS AND CONDITIONS

A.   GOVERNING AUTHORITIES

     This contract will be governed and construed in accordance with:

     Chapter 7 and 8, Part 3, Division 9, Welfare and Institutions Code;

          Division 3, Title 22, California Code of Regulations;

          Title 42, Code of Federal Regulations (CFR);

          Title 42, United States Code, Section 1396 et seq.;

          Title 45, Code of Federal Regulations, Part 74;

          Section 10344, (c)(2), Public Contract Code;

          Section 3700, California Labor Code.

     All other applicable laws and regulations, and any amendments of, additions to, or deletions from those laws and regulations.

     Any provision of this contract which is in conflict with the above laws, regulations and federal Medicaid statutes is hereby amended to conform to the provisions of those laws and regulations. The amendment of the contract shall be effective on the effective date of the statutes or regulations necessitating it, and shall be binding on the parties even though such amendment may not have been reduced to writing and formally agreed upon and executed by the parties. If, due to amendment in laws and regulations, Contractor is unable or unwilling to comply with the provisions of the amendment(s), the Contractor may terminate this contract. The termination shall become effective on the last day of the second calendar month following the month in which notice of termination was given.

B.   FULFILLMENT OF OBLIGATIONS

     No covenant, condition, duty, obligation, or undertaking contained or made a part of this contract will be waived except by written agreement of the parties hereto, and forbearance or indulgence in any other form or manner by either party in any regard whosoever will not constitute a waiver of covenant, condition, duty, obligation or undertaking to be kept, performed or discharged by the party to which the same may apply; and, until performance or satisfaction of all covenants, conditions, duties, obligations, and undertakings is complete, the other

Maximus                                                                 96-26293
                                                                      Article II

     party will have the right to invoke any remedy available under the contract, or under law, notwithstanding such forbearance or indulgence.

C.   INDEMNIFICATION

     Contractor shall indemnify, defend and hold harmless the State of California and its agencies, officers, agents and employees from and against any and all claims and losses accruing or resulting from any and all contractors, subcontractors, material persons, laborers and any other person, firm or corporation furnishing or supplying work, services, equipment, materials, or supplies in connection with the performance of this agreement, and from any and all claims and losses accruing or resulting from any person, firm or corporation who may be injured or damaged by the Contractor in the performance of this agreement. Contractor agrees to include the State in any consultant or subcontractor agreements as a named indemnitee. Contractor further agrees to indemnify the State against all loss incurred by the State as a result of Contractor's failure to comply with terms and conditions of State of California, Department of Health Services and other sponsors' administrative requirements including but not limited to costs expended by Contractor which are determined by the Federal and State Government to be ineligible for reimbursement.

     Contractor, subcontractor, and the agents and employees of the Contractor, in the performance of this agreement shall act in an independent capacity and not as officers, employees or agents of the State of California.

D.   ASSIGNMENT

     Without the written consent of the State, this agreement is not assignable by the Contractor, either in whole or in part; this agreement shall inure to the benefit and bind the successors of each of the parties; this agreement shall be governed by the laws of the State of California as to interpretation and performance; and no alteration or variation of the terms of this contract shall be valid unless made in writing and signed by the parties hereto, and no oral understanding or agreement not incorporated herein in writing shall be binding on any of the parties hereto. Time is of the essence in this agreement.

E.   INSPECTION RIGHTS

     The Contractor will allow the Department, Health and Human Services (HHS), the Comptroller General of the United States, Department of Justice (DOJ), Bureau of Medi-Cal Fraud, Department

Maximus                                                                 96-26293
                                                                      Article II

     of Corporations (DOC), and other authorized state agents or their duly authorized representatives, to inspect or otherwise evaluate the quality, appropriateness and timeliness of services performed under this contract, and to inspect, evaluate and audit any and all books, records, and facilities maintained by the Contractor and subcontractors, pertaining to such services at any time during the normal business hours. Books and records include, but are not limited to, all physical records originated or prepared pursuant to the performance under this contract including working papers, reports, financial records and books of account, subcontracts, and any other documentation pertaining to services rendered. Upon request, at any time during the period of this contract, the Contractor will furnish any such records, or copy thereof, to the Department or HHS.

     To assure compliance with the contract and for any other reasonable purpose, the Department and its authorized representatives and designees will have the right to premises access, with or without notice to the Contractor. This will include the enrollment form processing facility, presentation sites, or such other place where duties under the contract are being performed.

     Staff designated by the Department or the State Auditor will have access to all security areas and the Contractor will provide, and will require any and all of its subcontractors to provide, reasonable facilities, cooperation and assistance to Department representative(s) in the performance of their duties. Access will be undertaken in such a manner as not to unduly delay the work of the Contractor and/or subcontractor(s).

F.   COMPLIANCE WITH OBLIGATIONS

     The Contractor is required to comply with all obligations under this contract. The Department will issue a letter of non-compliance to the Contractor for any violations, and impose any sanctions allowed by law. The letter of non-compliance will include the violation, sanctions which may be imposed, and corrective action required by the Contractor, including time frames required for said corrective action. Failure to comply with corrective actions within the specified time frames shall be deemed to be a subsequent violation. Requests for Extensions of specified time frames must be submitted in writing to the Departments Contract Manager for approval prior to the expiration of the time frames.

Maximus                                                                 96-26293
                                                                      Article II

G.   DISCRIMINATION COMPLAINTS

     The Contractor agrees that copies of all grievances received by the Contractor alleging discrimination against members of MediCal managed care plans, Medi-Cal applicants or beneficiaries because of race, color, creed, sex, religion, age, national origin, ancestry, marital status, sexual orientation, or physical or mental handicap will be forwarded to the Department for review and appropriate action.

H.   NONDISCRIMINATION CLAUSE AND COMPLIANCE

     During the performance of this agreement, Contractor and its subcontractors shall not unlawfully discriminate, harass, or allow harassment, against any employee, applicant for employment, or beneficiary because of sex, race, color, ancestry, religious creed, national origin, disability (including HIV and AIDS), medical condition (i e. cancer), age, marital status, denial of family and medical care leave and denial of pregnancy disability leave. Contractor and its subcontractors shall ensure that the evaluation and treatment of their employees, applicants for employment, and beneficiaries are free from discrimination and harassment. Contractor and its subcontractors shall comply with the provisions of the Fair Employment and Housing Act (Government Code, Section 12900 et seq.), and the applicable regulations promulgated thereunder (California Code of Regulations, Title 2, Section 7285.0 et seq.). The applicable regulations of the Fair Employment and Housing Commission implementing Government Code, Section 12990 (a-f), set forth in Chapter 5 of Division 4 of Title 2 of the California Code of Regulations are incorporated into this agreement by reference and made a part hereof as if set forth in full. Contractor and its subcontractor shall give written notice of their obligations under this clause to labor organizations with which they have a collective bargaining or other agreement.

     Contractor shall include the nondiscrimination and compliance provisions of this clause in all subcontracts to perform work under this agreement.

I.   AMERICANS WITH DISABILITIES ACT CERTIFICATION

     The Contractor, by signing this agreement, agrees to fully comply with the Americans with Disabilities Act (ADA) of 1990, (42 U.S.C. 12101 et seq.), which prohibits discrimination on the basis of disability, as well as all applicable regulations and guidelines issued pursuant to the ADA.

Maximus                                                                 96-26293
                                                                      Article II

J.   CONTRACTORS NATIONAL LABOR RELATIONS BOARD CERTIFICATION

     The Contractor, by signing this agreement, does swear under penalty of perjury that no more than one final unappealable finding of contempt of court by a federal court has been issued against the Contractor within the immediate preceding two (2) year period because of the Contractor's failure to comply with an order of the National Labor Relations Board (Public Contracting Code Section 12096).

K.   MINORITY, WOMEN, AND DISABLED VETERAN BUSINESS ENTERPRISE PARTICIPATION
     GOALS

     The Contractor will comply with applicable requirements of California law relating to Minority/Women/Disabled Veteran Business Enterprises (M/W/DVBE) commencing at Section 10115 of the Public Contract Code.

L.   CERTIFICATION OF DRUG-FREE WORKPLACE

     By signing this agreement, Contractor hereby certifies under penalty of perjury under the laws of the State of California that the Contractor will comply with the requirements of the Drug-Free Workplace Act of 1990 (Government Code, Section 8350 et seq.) and will provide a drug-free workplace by taking the following actions:

     1. Publishing a statement notifying employees that unlawful manufacture, distribution, dispensation, possession, or use of a controlled substance is prohibited and specifying actions to be taken against employees for violations as required by Government Code, Section 8355(a);

     2. Establishing a Drug-Free Awareness Program as required by Government Code, Section 8355 (b), to inform employees about:

          a.   The dangers of drug abuse in the workplace;

          b. The person's or organization's policy of maintaining a drug-free workplace;

          c. Any available counseling, rehabilitation and employee assistance programs; and,

          d. Penalties that may be imposed upon employees for drug abuse violations; and

     3.   Providing, as required by Government Code, Section 8355(c),

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Maximus                                                                 96-26293
                                                                      Article II

          that every employee who performs work under this agreement:

          a. will receive a copy of the Contractor's drug-free policy statement; and

          b. will agree to abide by the terms of the Contractor's statement as a condition of employment under this agreement.

M.   CONSULTANT SERVICES

     Contractor shall be bound by the following provisions:

     1. Contractor is hereby advised of his or her duties, obligations and rights under Public Contract Code, Sections 10355 through 10382. In the event of a dispute, the matter shall be settled by an arbitrator mutually agreed upon by both parties.

     2. Contractor's key personnel assigned to perform work under this agreement and their level of responsibility shall be mutually acceptable to the State and Contractor.

     3. Contractor shall supply to the State one copy of a resume for each employee, consultant, or employee of a subcontractor who will exercise a major administrative, policy or consultative role on behalf of the Contractor.

     4. Contractor shall provide a series of progress reports in the manner stipulated by the State.

     5. Upon expiration or cancellation of this agreement, Contractor shall submit to the State a comprehensive final report and, if required by the State, schedule a final meeting with the State.

     Failure to comply with these requirements may result in suspension of payment under this agreement or cancellation of this agreement, or both, and the Contractor may be ineligible for award of any future state contracts if the State determines that the Contractor:

     1.   has made a false certification; or

     2. violates the certification by failing to carry out the requirements as noted above.

Maximus                                                                 96-26293
                                                                      Article II

N.   NOTICES

     All notices to be given under this contract will be in writing and will be deemed to have been given when mailed to the Department or the Contractor:

     State Department of Health Services                 Maximus
     Medi-Cal Managed Care Division                      1485 River Park Drive,
     Health Care Options Unit                            Suite 200
     714 P Street, Room 1340                             Sacramento, CA  95815
     P.O. Box 942732                                     Attn:  Russ Beliveau
     Sacramento, CA  94234-7320                          or Jerry Coker
     Attn:  Contract Manager

O.   EVALUATION OF CONTRACTORS PERFORMANCE

     1. Contractor is hereby notified that its performance under this agreement will be evaluated within sixty (60) days of the completion date of this agreement. This evaluation will remain on file with the Department of General Services. The evaluation will remain on file for thirty-six (36) months. The evaluation will report:

          a. Whether the contracted work or services were completed as specified in the contract;

          b. Whether the contracted work or services met the quality standards specified in the contract;

          c. Whether the contractor fulfilled all the requirements of the contract, and, if not, in what ways the contractor did not fulfill the contract;

          d. Factors outside the control of the contractor that caused difficulties in contractor performance;

          e.   Other information the State may require; and,

          f. How the contract results and findings will be utilized to meet State goals.

     2. If the Contractor's performance was judged unsatisfactory in any of the factors specified in Subsection 1, above, and was not mitigated by circumstances specified in Subsection 1 4, above, the evaluation shall be considered unsatisfactory for purposes of Subsections 3 and 4, below.

     3. Contractor is further advised that if the State prepares an unsatisfactory evaluation under the provisions of Subsection

Maximus                                                                 96-26293

                                                                      Article II

          2, above, the Contractor shall be notified and sent a copy of the evaluation within fifteen (15) days of its preparation. The evaluation shall be placed on file with the Department of General Services. The Contractor shall have thirty (30) days to send statements to the State and the Department of General Services defending its performance under this agreement. These statements shall be filed with the evaluation in the State's contract file and in the Department of General Service's files.

     4. Contractor evaluations shall remain on file with the State for thirty-six (36) months.

P.   RESOLUTION OF DISPUTES

     If the Contractor disputes any action by the Contract Manager arising under or out of the performance of this agreement, the Contractor shall notify the Contract Manager of the dispute in writing and request a decision. The Contract Manager shall issue a decision within thirty (30) days of the Contractor's notice. If the Contractor disagrees with the Contract Manager's decision, the Contractor shall submit an appeal to the Chief of the MediCal Managed Care Division.

     The decision of the Contract Manger shall be final and conclusive on the dispute unless the decision is arbitrary, capricious, or grossly erroneous or if any determination of fact is unsupported by substantial evidence. The decision of the Division Chief shall be in writing following an opportunity for contractor to present documentary evidence and written arguments in support of the matter.

Q.   PUBLICATION REQUIREMENTS

     1. Any publication resulting from this project, whether copyrighted or not, must include an acknowledgement of support by the Department of Health Services and the State, including a statement similar to "A partnership program with the Department of Health Services" and indicating the appropriate agreement number. Except for scientific articles and papers appearing in scientific journals, materials must also contain the following disclaimer:

          "ANY OPINIONS, FINDINGS, CONCLUSIONS, OR RECOMMENDATIONS EXPRESSED IN THIS PUBLICATION ARE THOSE OF THE AUTHOR(S) AND DO NOT NECESSARILY REFLECT THE VIEWS OF THE DEPARTMENT OF HEALTH SERVICES OR THE STATE OF CALIFORNIA."

     2.   The State reserves a royalty fee, non-exclusive and

Maximus                                                                 96-26293
                                                                      Article II

          irrevocable license to reproduce, publish or otherwise use and to authorize others to use, for State purposes:

          a. the copyright in any work developed under this agreement or subcontract; and

          b. any rights of copyright to which a grantee or contractor purchases ownership with State support.

     3. Grantees shall comply with this section and provisions of OMB-Circular A-110, paragraph 8b, and 13 CFR Part 143.34, to take all necessary and prudent steps required to protect the federal government's, and the State of California's license when conveying rights to publishers.

R.   COPYRIGHT AND OWNERSHIP OF MATERIALS

     1. The term "Work" as used in this Section, Section Q, PUBLICATION REQUIREMENTS, and Section S, STATE TRADEMARKS AND SERVICE MARKS, means all writing and printed material including the medium by which it is recorded or reproduced, photographs, art work, pictorial reproductions, drawings or other graphic representations and works of a similar nature, sound recordings, films, tapes, original computer programs (including executable computer programs and supporting data in any form) and any other materials or products conceptualized, developed and/or delivered in the course of or under this agreement. The "Work" does not include those materials licensed pursuant to Subsection 3, below.

     2.   Ownership
          ---------

          In connection with any and all copyrightable or trademarked Work developed or created by Contractor or its employees or subcontractors in the course of performing and creating the Work, it is understood and agreed that such Work shall be produced as work made for hire when the Work is within the scope of the definition of work made for hire in the United States Copyright Act. As such, the copyrights in such Work shall belong to the State and no further action shall be necessary to perfect the State's rights in them. In addition, Contractor shall place or cause to be placed the following legend on all Work, inserting the year of the Work's creation in the blank space:

                "Copyright @ 199_ by the State of California. All rights reserved."


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                                                                      Article II

     3.   Licenses
          --------

          For Work(s) requiring the use of copyrighted materials, contractor shall furnish the names and addresses of all copyright holder(s) or their agent(s), if any, and the terms of any license(s) or usage granted, at the time of delivery of the Work. No licensed materials will be used without prior written permission of the State.

     4.   Assignment
          ----------

          If for any reason, the State is not deemed to be the owner of all right, title and interest in the Work, then Grantee hereby assigns all such rights to the State, and Grantee shall cause or require its personnel and subcontractors to assign to Grantee or State, at the time of creation of the Work, all such rights they may have in the Work, all without any requirement for further consideration Grantee shall take such further actions, including the execution and delivery of instruments of conveyance, as may be appropriate to give full and proper effect to such assignments.

     5.   Warranties
          ----------

          Contractor represents and warrants that:

          a.   It is free to enter into and fully perform this agreement;

          b. It has secured or will secure all rights and licenses necessary for the production of the Work;

          c. Neither the Work nor any of the materials, contained therein, nor the exercise by the Contractor of the rights granted in this agreement, will infringe upon or violate the rights or interests of any person or entity;

          d.   Neither the Work nor any part of it will;

               (1) violate the right of privacy of any person, firm, or corporation;

               (2) constitute a libel or slander against any person, firm or corporation; or

               (3) infringe upon the copyright, literacy, dramatic, statutory or common law rights of any person, firm or corporation.

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                                                                      Article II


               e. It has not granted and shall not grant to any person or entity any right that would or might derogate, encumber or interfere with any of the rights granted to the State in this agreement.

     6.   Indemnity
          ---------

          Contractor agrees to indemnify, defend and hold harmless the State and its licensees and assignees, and their officers, directors, employees, agents, representatives, successors, from and against all claims, actions, damages, losses, costs and expenses, including reasonable attorneys fees; which any of them may sustain because of the use of the Work and any other materials furnished by Contractor under this agreement, or because of the breach of any of the representations or warranties made in this agreement.

     7. Notwithstanding the foregoing, any and all licenses granted by the Contractor to the State pursuant to this section shall only be granted to the extent that Contractor now has, or prior to the completion of this agreement, may acquire the right to grant such a license. The State hereby accepts any and all such licenses granted hereunder. The State acknowledges that reuse of licensed materials, or use in a different creative work or format will require renegotiations of use fees and compensation by the State to the copyright holders. The State agrees not to use any copyrighted materials outside the scope of the license as mutually agreed by the State and the Contractor.

S.   STATE TRADEMARKS AND SERVICE MARKS

     1. Certain trademarks and service marks ("Golden California" and "The California's" and other logo(s)), as set forth in Exhibit X, State Trademarks and Service Marks, are the exclusive property of the State of California, and may not be used alone or in combination with other words, phrases, logos or marks, without advance written permission from the State. Form and content of all advertising and promotional materials, including magazines, require advance written permission of the State. The trademarks and service marks, "Golden California" and "The California's", shall be set apart from other text in some fashion, such as larger type, quotation marks, different colors, distinctive lettering, as approved in writing by the State. All trademarks and service marks shall bear the statutory trademark/service mark notice

     2.   If any State trademarks and service marks are used in the

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                                                                      Article II

          Work, the form and content of the Work must be approved by the State prior to printing. In such case the State shall review all preprinting proofs, such as blue lines and color keys, prior to printing. The Contract Manager shall designate one person responsible for reviewing all such preprinting proofs on behalf of the State.

T.   PATENTS

     1. The following definition applies to this section: "Subject Invention" means any invention conceived and first actually reduced to practice by Contractor in the course of or under the State funded portion of this agreement (that portion of this agreement for which the Contractor has invoiced the State and received reimbursement) and includes any art, method, process, machine, manufacture, design or composition of matter, or any new and useful improvement thereof, or any variety of plants or animals, patentable under the patent laws of the United States of America.

     2.   Right of Parties
          ----------------

          a. Patent rights for Subject Inventions will be the property of the Contractor, subject to the State retaining a royalty-free, non-exclusive, nontransferable, irrevocable license to use or have practiced for or on behalf of the State of California, Subject Invention(s) for governmental purposes. The State does not have the right to sub-license pursuant to any license obtained pursuant to this agreement Contractor must obtain agreements to effectuate this clause with all persons or entities obtaining ownership interest in the patented Subject Invention(s). Previously documented (whether patented or unpatented under the patent laws of the United States of America or any foreign country) inventions and background patents are exempt from this provision.

          b. To the extent permitted by law or overriding obligations of Contractor, the Contractor agrees to grant the State a royalty-free, non-exclusive, irrevocable, nontransferable license to produce, translate, publish, use and dispose of, for or on behalf of the State of California all copyrightable material first produced or composed in the performance under the State funded portion of this agreement. The license described in this paragraph is limited to governmental purposes, and the State is precluded from sub-licensing under any license obtained pursuant to

                                       13

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                                                                      Article II

               this agreement.

     3.   Disclosure Reporting
          --------------------

          Except as otherwise provided in Subsection 7.a, below, the Contractor shall submit a written report to the Contract Manager on each Subject Invention, specifying the patent(s) applied for, patent(s) issued, and patent application(s) abandoned by or issued to the Contractor, and/or to any of the participants.

     4. Except in a patent application, the Contractor shall include in any materials describing the patent mention of the State's role in the project which resulted in the patent.

     5.   Reports
          -------

          The State reserves the right to use and reproduce all reports and data produced and delivered pursuant to Subsection 6 and all other reporting and monitoring requirements of this agreement, and reserves the right to authorize others to use or reproduce such materials. All reports are to be delivered to the Contract Manager. The State will withhold from disclosure to the public information disclosing any Subject Invention for a reasonable time in order for a patent application to be filed. Furthermore, the State shall not release copies of any document which is part of an application for a patent filed with the United States Patent and Trademark Office or with any foreign patent office.

     6.   Reporting After Expiration or Cancellation of This Agreement
          ------------------------------------------------------------

          During the period of this agreement and for five (5) years following the expiration or cancellation of this agreement, Contractor shall submit an annual written report to the Contract Manager disclosing the:

          a.   number of patents applied for on Subject Inventions;

          b.   number of patents issued on Subject Inventions;

          c.   number of patents abandoned on Subject Inventions; and

          d. commercialization of Subject Inventions and patents. Where a United States patent has been issued covering a Subject Invention, a copy of the United States patent shall be provided with the annual written report. Upon the fifth (5) anniversary date of the

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                                                                      Article II

               cancellation of this agreement, Contractor shall submit a written report to the Grant Manager summarizing all of the significant events itemized above that were not previously reported and shall summarize the Contractor's plans for commercializing all of the Subject Invention(s) and patent(s) for the next five (5) years.

     7.   Flow-Through Rights
          -------------------

          a. The Contractor shall include this section, suitably modified to identify the parties, in all subcontracts, regardless of tier, for experimental, developmental, or research work. All such subcontracts, regardless of tier, shall indicate that the subcontractor shall be responsible for fulfilling the reporting requirements to the State.

          b. In all subcontracts, at any tier, where paragraph a above applies, State, subcontractor, and Contractor agree that the mutual obligations of the parties created by this section (Section T, Patents) constitute an agreement between the subcontractor and the State with respect to those matters covered by this Section.

U.   LIABILITY INSURANCE

     1. Contractor shall furnish to the State a certificate of insurance stating that there is Comprehensive General Liability Insurance (CGL) presently in effect for the Contractor with a Combined Single Limit
          (CSL) of not less than five hundred thousand dollars ($500,000) per occurrence for bodily injury and property liability combined.

     2.   The Certificate of Insurance will provide:

          a. that the insurer will not cancel the insured's coverage without thirty (30) days' prior written notice to the State;

          b. that the State, its officers, agents, employees, and servants are included as additional insureds but only insofar as the operations under this contract are concerned; and,

          c. that the State will not be responsible for any premiums or assessments on the policy.


                                       15

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                                                                      Article II

     3. The Certificate of Insurance shall meet such additional standards as may be determined by the State, either independently or in consultation with the Department of General Services (DGS), Office of Insurance and Risk Management (OIRM), as essential for protection of the State.

     4. The insurance will be issued by an insurance company acceptable to the DGS, OIRM or be provided through partial or total self-insurance acceptable to the DGS.

     5. Contractor agrees that the CGL insurance herein provided for shall be in effect at all times during the term of this agreement. Contractor agrees to provide at least thirty (30) days' notice prior to said expiration date, a new certificate of insurance evidencing insurance coverage as provided for herein for not less than the remainder of the term of this contract, or for a period of not less than one year.

     6. New Certificates of Insurance are subject to the approval of the DGS and Contractor agrees that no work or services shall be performed prior to the giving of such approval. In the event Contractor fails to keep in effect at all times insurance coverage as herein provided, the State may, in addition to any other remedies it may have, cancel this contract upon the occurrence of such event.

V.   INCORPORATION OF REQUEST FOR PROPOSAL

     The Request for Proposal is not attached hereto, but is expressly incorporated by reference into this agreement. In the event of conflict or inconsistency between the terms of this agreement and the Request For Proposal, this agreement shall be controlling.

W.   INCORPORATION OF PROPOSAL OR BID

     The Contractor's proposal or bid is not attached hereto, but is expressly incorporated by reference into this agreement. In the event of conflict or inconsistency between the terms of this agreement and the Contractor's proposal or bid, this agreement shall be controlling.

X.   INCORPORATION OF EXHIBITS

     Exhibits A through E are attached to this agreement and are expressly incorporated hereto and made a part of this agreement by reference. The exhibits consist of the following and are as presented in the RFP:


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                                                                      Article II

     1.   Exhibit-A  Takeover Requirements, consisting of 11 pages.

     2.   Exhibit-B  Scope of Work, consisting of 29 pages.

     3.   Exhibit-C  Turnover Requirements, consisting of 4 pages.

     4.   Exhibit-D  Department Responsibilities, consisting of 2 pages.

     5. Exhibit-E Travel Allowances and Reimbursements, consisting of 2 pages.

Y.   CHANGE ORDERS

     The Contractor will make changes requested by the Department. In the case of mandated changes in policy, regulations, statutes, or judicial interpretation, the Department may direct the Contractor to immediately begin implementation of any change by issuing a Change Order. If the Department issues a Change Order, the Contractor will be obligated to implement the required changes while the parties negotiate in good faith relevant to any reimbursement, if applicable.

     The Department may, at any time, within the general scope of the contract, by written notice, issue Change Orders to the Contract. This process will make use of the following documents:

     Medi-Cal Managed Care Division (MMCD) Policy Letters - These documents will be utilized to notify the Contractor of clarifications made to the Health Care Options program. These documents will include instructions to the Contractor regarding implementation. These documents will also be used to initiate various ongoing changes required to the Contractor throughout the contract, the performance of which falls within the contract's agreed upon reimbursement.

     Change Orders may also be used by the Department to amend the Contractor's responsibilities.

Z.   HEALTH CARE OPTIONS

     The parties recognize that during the life of the contract, the Health Care Options program will be a dynamic program requiring numerous changes to its operations and that the scope and complexity of changes will vary widely over the life of the Contract. The parties agree that the development of a system which has the capability to implement such changes in an orderly and timely manner is of considerable importance.


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                                                                      Article II

     1. All obligations under this contract or Contract extension will be terminated after turnover requirements are completed.

     2. With respect to any report, invoice, record, paper, document, books of account, or other contract required data submitted, pursuant to the requirements of this contract, the Contractor's representative or his designee will certify under penalty of perjury, that the report, invoice, record, paper, document, books of account or other contract required data is current, accurate, complete and in full compliance with legal and contractual requirements to the best of that individual's knowledge and belief, unless the requirement for such certification is expressly waived by the Department in writing.

AA.  CONTRACTOR NAME CHANGE

     Contractor shall provide a written notice to the State at least 30 days prior to any changes to the Contractor's current legal name.

BB.  NOVATION

     If the Contractor proposes any novation of this agreement, the State shall act upon the proposal within 60 days after receipt of the written proposal. The State may review and consider the proposal, consult and negotiate with the Contractor, and accept or reject all or part of the proposal. Acceptance or rejection may be made orally within the 60-day period, and confirmed in writing within five days.



                                       18

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                                                                     Article III

                       ARTICLE III - DUTIES OF CONTRACTOR

A.   RECORDS ESTABLISHMENT, ACCESS, AND RETENTION

     1. The Contractor shall maintain such books and records necessary to disclose how the Contractor discharged its obligations under the contract. The books and records will disclose the quantity of services provided under this contract, the quality of those services, the manner and amount of payment made for those services, the manner in which the Contractor administered its daily business, and the cost thereof.

          Such books and records shall include, but are not limited to: all physical records originated or prepared pursuant to the performance under this contract, including working papers; reports submitted to the Department; Financial records; and other documentation pertaining to the services rendered.

          These books and records will be maintained for a minimum of five years from the termination date of this contract, or, in the event the Contractor has been duly notified that the Department, DHHS, or the Comptroller General of the United States, or their duly authorized representatives, have commenced an audit or investigation of the contract, until such time as the matter under audit or investigation has been resolved, whichever is later.

     2. Contractor shall keep all books and records, accounts and documents pertaining to this agreement separate from other activities not related to this agreement. Said records shall be maintained in California.

B.   ACCOUNTING AND AUDITING REQUIREMENTS

     1. The Contractor's financial records and books of account shall be maintained on the accrual basis, in accordance with Generally Accepted Accounting Principles, which fully disclose the disposition of all Medi-Cal program funds received.

     2. Upon inspection, Contractor shall promptly implement any corrective measures recommended by the State or Bureau of State Audits regarding the requirements of this section. Contractor shall be given a reasonable amount of time to implement said corrective measures. Failure of Contractor to implement recommended corrective measures shall result in immediate cancellation of this agreement.

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                                                                     Article III


     3. Should an audit by the State or its authorized representatives, result in disallowance of funds previously reimbursed to Contractor, Contractor shall reimburse all disallowed funds to the State within Sixty (60) days of receipt of the demand for reimbursement by the State. Failure to reimburse the State will result in possible litigation, with the prevailing party entitled to reasonable attorney's fees and costs.

C.   EQUIPMENT

     1. Except as approved by the Department, Contractor shall not use State funds allocated under this agreement to purchase furniture and equipment. As used in this Section, "furniture and equipment" means an article of nonexpendable, tangible personal property having a useful life of at least one (1) year and a unit acquisition cost of at least five thousand dollars ($5,000). Purchase of equipment shall comply with the requirements of Article III, Section E, Purchase Orders and Subcontracting Provisions.

     2. A property identification tag must be placed on all equipment purchased in whole or in part with State funds within thirty (30) days of cost reimbursement for such equipment. The property identification tag, as provided by the Contract Manager, identifies the item as the property of the State of California, Department of Health Services, and includes an identification number.

     3. Within ninety (90) days of expiration or termination of this agreement, contractor shall provide the State with an equipment inventory list which identifies the type of equipment purchased in whole or in part with State funds, the unit acquisition cost and the property tag identification number.

     4. Contractor is responsible for loss or damage to furniture or equipment purchased with State funds. Contractor is obligated to keep the furniture or equipment in good condition, subject to reasonable wear and tear, and to make all necessary repairs and adjustment, without qualification, while the furniture or equipment is in the care, custody and control of the Contractor. The State reserves the right to be given full and adequate access to the furniture or equipment purchased with State funds at reasonable times.

     5. Lost or stolen property must be reported to the Contract Manager. The report shall contain a description of the loss or theft, plans to prevent a reoccurrence, and, in the case

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                                                                     Article III

          of theft, a copy of the police report.

     6. The State shall retain an ownership interest in furniture or equipment purchased in whole or in part with State funds. In the event of expiration or cancellation of this agreement, such furniture or equipment shall be delivered to the State, unless:

          a. this agreement is renewed and the State agrees to the continued use of the furniture and/or equipment by the Contractor.

          b. the State releases its ownership interest in the furniture and equipment in accordance with State policy.

     7. The Contractor is hereby notified that this process is discretionary and is subject to both State regulations concerning surplus property and signatory approvals by the Contract Manager and the Department of Health Services Chief of Administrative Services.

D.   COMMUNICATION

     1. The designated individual of the State, shall be the Contract Manager for this agreement. This person shall have overall responsibility to administer, evaluate and follow-up the work of the Contractor or consultant during the term of this agreement.

     2. All official communication and invoices from the Contractor to the State, except as provided for in the section on Resolution of Disputes, shall be directed to the attention of the individual in subsection 1, above, or other designated individuals of the State at the following address:

                         Department of Health Services
                         Medi-Cal Managed Care Division
                         Health Care Options Unit
                         714 P Street, Room 1340
                         Sacramento, CA 95814

     3. All official communications from the State to the Contractor shall be directed to the attention of RUSS BELIVEAU or JERRY COKER, or other individual designated by the Contractor, at the following address:



                                       21

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                                                                     Article III

                                     MAXIMUS
                                     1485 RIVER PARK DRIVE, SUITE 200
                                     SACRAMENTO, CA 95815
                                     (916) 567-6610

E.   PURCHASE ORDERS AND SUBCONTRACTING PROVISIONS

     1. Contractor is encouraged to take advantage of vendor discounts whenever possible and to utilize the services of small, minority, woman and disabled veteran-owned businesses when subcontracting for goods or services.

     2. Contractor is the responsible authority, without recourse to the State, regarding the settlement and satisfaction of all contractual issues arising out of procurements entered into in support of this agreement.

     3. The Contractor is entitled to make use of its own staff and such subcontractors as are mutually acceptable to the Contractor and the State. All agreements between the Contractor and the subcontractor are subject to approval by the Contract Manager.

     4. Contractor must obtain prior written approval from the State for any purchase order or subcontract over five thousand dollars ($5,000) to be paid for with State funds. Contractor shall include in its request for authorization, a copy of any subcontract and/or purchase order and all particulars necessary for the evaluation:

          a.   the necessity of cost incurred;

          b.   of the reasonableness of the cost; and

          c.   that Contractor has either:

               (1)  obtained three (3) competitive bids;

               (2) selected the subcontractor based upon the Contractor's contracting procedures used for awarding federally-funded subcontracts; or

               (3)  has justified why three bids were not obtained.

     5. All agreements with subcontractors shall contain all of the following provisions as are found in this contract:

          a.   General Provisions


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                                                                     Article III

          b.   Nondiscrimination Clause Compliance

     6. Agreements with subcontractors which involve the expenditure of State funds in excess of ten thousand dollars ($10,000) shall contain all of the provisions found in this contract under Record Establishment, Access and Retention Under Article III, Section A.

     7. Agreements with subcontractors, which include consultant services, shall contain all of the provisions of Article II, Section M, Consultant Services.

     8. Printing and other reproduction work of more than an incidental amount must be arranged through the State Printer unless the State has obtained an exemption. Written approval must be obtained from the Contract Manager prior to undertaking such work.

F.   STANDARDS OF WORK

     The Contractor agrees that the performance of work and services pursuant to the requirements of this contract shall conform to high professional standards.

G.   PROGRESS REPORTS OR MEETINGS

     1. Contractor shall submit progress reports or attend meetings with state personnel at least once a month to allow the State to determine if Contractor is on the right track, whether the project is on schedule, provide communication to interim findings, and afford occasions for airing difficulties or special problems encountered so that remedies can be developed quickly.

     2. At the conclusion of this contract, Contractor shall hold a final meeting with the State during which Contractor shall present its findings, conclusions, and recommendations. If required by this contract, Contractor shall submit a comprehensive final report.

H.   STATE APPROVAL OF SUBCONTRACTS

     The Contractor shall submit any subcontracts to the State for approval prior to implementation. Upon termination of any subcontract, the state shall be notified immediately.



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                                                                     Article III

I.   CONFLICT OF INTEREST - CURRENT AND FORMER STATE EMPLOYEES

     A.   Current State Officers and Employees
          ------------------------------------

          1. Contractor shall not utilize in the performance of this contract any state officer or employee in the state civil service or other appointed state official unless the employment, activity, or enterprise is required as a condition of the officer or employee's regular state employment. Employee in the state civil service is defined to be any person legally holding a permanent or intermittent position in the state civil service.

          2. If any state officer or employee is utilized or employed in the performance of this contract, Contractor shall first obtain written verification from the State that the employment, activity, or enterprise is required as a condition of the officer's, employee's, or official's regular state employment and shall keep said verification on file for three years after the termination of this contract.

          3. Contractor may not accept occasional work from any currently employed state officer, employee, or official.

          4. If Contractor accepts volunteer work from any currently employed state officer, employee, or official, Contractor may not reimburse, or otherwise pay or compensate, such person for expenses incurred, including, without limitation, travel expenses, per diem, or the like, in connection with volunteer work on behalf of the Contractor.

          5. Contractor shall not employ any state officers, employees, or officials who are on paid or unpaid leave of absence from their regular state employment.

          6. Contractor or anyone having a financial interest in this contract may not become a state officer, employee, or official during the term of this contract. Contractor shall notify each of its employees, and any other person having a financial interest in this contract that it is unlawful under Public Contract Code,
               Section 10410, for such person to become a state officer, employee, or official during the term of this contract unless any

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                                                                     Article III

               relationship with the Contractor giving rise to a financial interest, as an employee or otherwise, is first terminated.

          7. Occasional or one-time reimbursement of a state employee's travel expenses is not acceptable.

     B.   Former State Officers and Employees
          -----------------------------------

          1. Contractor shall not utilize in the performance of this contract any formerly employed person of any state agency or department that was employed under the state civil service, or otherwise appointed to serve in the state government, if that person was engaged in any negotiations, transactions, planning, arrangement, or any part of the decision-making process relevant to the contract while employed in any capacity by any state agency or department. This prohibition shall apply for a two-year period beginning on the date the person left state employment.

          2. Contractor shall not utilize within 12 months from the date of separation of services, a former employee of the contracting state agency or department if that former employee was employed in a policy making position in the same general subject area as the proposed contract within the 12-month period prior to the employee leaving state service.

     C.   Failure to Comply with Subparts "A" or "B"
          ------------------------------------------

     If Contractor violates any provision of subparts A or B above, such action by Contractor shall render this contract void, UNLESS the violation is TECHNICAL OR NONSUBSTANTIVE.



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                                                                      Article IV

                        ARTICLE IV - TERM AND TERMINATION

A.   TERM

     The contract will become effective October 1, 1996 and will continue in full force and effect through September 30, 1999 subject to the provisions of Article V, Section A, because the State has currently appropriated and available for encumbrance only funds to cover costs through June 30, 1997.

B.   CONTRACT EXTENSION

     DHS will have the exclusive option to extend the term of this contract during the last twelve (12) months of the contract, as determined by the original termination date or by a new termination date if an extension option has been exercised. DHS may invoke up to two (2) separate extensions of one (1) year each. The Contractor will be given at least nine (9) months' prior written notice of DHS' decision on whether or not it will exercise this option to extend the contract.

     The Contractor will notify DHS of its intent to accept or reject the extension within five (5) State working days of its receipt of the notice from DHS.

C.   CANCELLATION AND AMENDMENT PROVISIONS

     1. No oral understanding or variation of terms of this agreement is valid unless that understanding or variation has been made in writing and signed by all parties.

     2. The Department may terminate performance of work under this contract in writing, in whole or in part, for any reason, whenever the Department determines that termination is in the best interest of the State, or full funding is not available for all of the project work outlined in Exhibit B, Scope of Work.

          Notification will be given at least sixty (60) days prior to the effective date of termination, except in cases where the Director determines the health and welfare of beneficiaries is jeopardized by continuation of the contract, in which case the contract will be immediately terminated. Notification will state the effective date of, and the reason for, the termination.

          Should the Department terminate the performance of work under this contract, payment will be made to the Contractor for any and all work completed under the terms of this

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Maximus                                                                 96-26293
                                                                      Article IV

          contract, and approved by the Department, including withholds, up to and including the date of termination.

          Upon receipt of notice of termination for convenience, the Contractor will be paid termination costs in accordance with 48 Code of Federal Regulations (CFR) Section 31.205-42.

     3. The Contractor may Default from this contract at any time for good cause as determined by the Department, by giving written notice to the Director of the Department. Such notice will be given at least sixty
          (60) days prior to the effective date of the default. Notification will state the effective date of, and the reason for the default. The Contractor will be responsible for all closing costs associated with default. Grounds under which a Contractor may default from the contract are limited to the inability to negotiate reimbursement for expanded duties as required by the Department and not identified in the contract.

D.   DEPARTMENT TERMINATION

     Pursuant to Article IV, Section B, Cancellation and Amendment Provisions, the Department has the option to void the contract under the 60 day cancellation clause or to amend this contract to reflect any reduction of funds.



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Maximus                                                                 96-26293
                                                                       Article V

                         ARTICLE V - PAYMENT PROVISIONS

A.   AMOUNTS PAYABLE

     The maximum amount payable for the 1996-97 Fiscal Year ending June 30, 1997 will not exceed...................$48,200,000. Any requirement for performance by DHS and the Contractor for the period subsequent to June 30, 1997 will be dependent upon the availability of future appropriations by the Legislature for the purposes of this contract. If funds become available for the purposes of this contract from future appropriations by the Legislature, the maximum amount payable under this contract in the 1997-98 Fiscal Year ending June 30, 1998, will not exceed $30,720,000. If funds become available for the purposes of this contract from future appropriations by the Legislature, the maximum amount payable under this contract for the 1998-99 Fiscal Year ending June 30, 1999, will not exceed $30,720,000. The maximum amount payable under this Lee contract will not exceed $109,640,000.

B.   COSTS REIMBURSABLE

     Certain costs incurred by the Contractor in performing responsibilities under this contract will be cost reimbursed by the Department. They are as follows:

     1.   Postage
          -------

          The Department will reimburse only the actual charges paid for U.S. Postal rates, common carrier rates and parcel services which includes folding, stuffing, and posting utilized to mail documents to beneficiaries, the Department, or to the Federal government and in any other mailings required by Exhibit B or by the Department upon request. All other costs associated with postage are excluded. The exception to this is for zip sorting, the direct costs paid to an outside mail sorting service, if approved by the Contract manager, in order to obtain pre-sorting postage services to reduce costs on cost reimbursable items.

     2.   Printing
          --------

          Allowable printing costs refer to those direct costs incurred for the printing of: Enrollment/Disenrollment forms, informational packets, Department approved handouts, Department approved plan comparison charts, envelopes used for mailing and submission of letters and forms, manuals for the State and Health Care Financing Administration
          (HCFA); the printing of beneficiary notices, and additional

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                                                                       Article V

          documentation requested by the Department. Reimbursement of printing costs associated with the production of these forms and documents will be made by the Department.

          The Department will cost reimburse the Contractor for the personnel time needed to edit the informational packets and manuals as requested by the Department.

          The costs incurred except that cost reimbursable purchases and subcontracts associated with allowable printing costs will be reimbursed as provided in Section B.

     3.   Special Training Sessions
          -------------------------

          At the direction of the Contract Manager, the Contractor will be required to conduct special training sessions as discussed in Exhibit B, Section D.2. The Department will reimburse the Contractor for the direct cost of training. Travel will be reimbursed at the State rate.

     4.   Data Center Access
          ------------------

          The implementation of the Health Care Options (HCO) access to Medi-Cal Eligibility Data System (MEDS) will require the Contractor to establish an agreement with the Health and Welfare Data Center (HWDC) for computer access to records contained in MEDs and possibly Fiscal Intermediary Access to Medi-Cal Eligibility (FAME). The Department will reimburse only the actual charges incurred by the Contractor for access to these records, as billed by HWDC, including telecommunication line charges to utilize MEDS or other eligibility system. No other costs will be reimbursed.

     5.   Expenses Related to Expansion Activities
          ----------------------------------------

          The reimbursement of costs incurred in carrying out expansion activities shall be negotiated in good faith by the parties. These costs may include, but are not limited to, additional facilities, equipment, staff, supplies and systems.

     6.   Office Equipment and Furniture
          ------------------------------

          The Department will reimburse those costs incurred by the Contractor for equipment, and furniture necessary to perform HCO presentations, at County and other governmental/non- governmental sites. Such equipment and furniture will be purchased only after attempts have been made to acquire the necessary equipment and furniture through other means, and

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                                                                       Article V

          only after receiving prior Department approval and in accordance with
          Article III, Section C, Equipment.

     7.   Facilities
          ----------

          If space is not available at County sites, the Department may determine that it is necessary to conduct HCO presentations at non-governmental locations. In that case, the Department will assist the Contractor in identifying appropriate facilities, and reimburse any lease or rental payments. The facilities identified above do not include the Contractor's processing facilities or any other facility not directly acquired for conducting HCO presentations. All facilities and lease/rental agreements must be approved by the Department.

          It is the intention of the Department to have Departmental staff located at the Contractor's processing facility. The anticipated number of staff will be 1-3 persons. Contractor will make available, space and equipment for Department staff use at the processing facility. All equipment and furniture for Department staff will be cost reimbursed with the exception of space.

     8.   Ad Hoc Reports
          --------------

          The Department will reimburse the Contractor for time spent researching and preparing any Ad Hoc Reports requested by the Department. This does not include monthly reports required under the Scope of Work, Exhibit B.

     9.   Travel
          ------

          Travel expenditures necessary to maintain staffing at fixed and outreach sites, as directed by the Department, will be the responsibility of the Department, and will be cost reimbursed at the State rate following guidelines set forth in Exhibit E. Travel expenditures will be submitted in accordance with staffing and travel plans provided to and approved by the Contract Manager.

     10.  Special Projects and Requests
          -----------------------------

          The Department will reimburse the Contractor for time and expenses incurred completing any special projects requested by the Department, and not included in the scope of work as described in Exhibit B.

     11.  Restrictions on Reimbursable Purchases and Subcontracts
          -------------------------------------------------------

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                                                                       Article V


          Payment to the Contractor for subcontracts or purchases of cost reimbursable items or services will be at actual cost to the Contractor. Such actual cost will consist of the amount charged to the Contractor for the subcontract or purchase. If the lease or purchase is from a related entity, payment will be made at the product price. For only printing, the Contractor will also be paid the other direct costs associated with subcontracts or purchases.

          Under no circumstances will the Department reimburse indirect costs associated with a subcontractor or purchase of reimbursable items, services or equipment. This prohibition includes attempts to charge the Department for overhead and general and administrative expenses as a percentage of a third party's charges to the Contractor.

C.   PAYMENT IN FULL

     The payments discussed in this Article constitute payment in full by the Department for all direct and indirect costs incurred under this contract.

D.   CONTRACTOR PAYMENT AND EXPENDITURE PROVISIONS

     1. In no event shall the Contractor request reimbursement from the State for obligations entered into or for costs incurred prior to the commencement date, or the date of final approval, whichever occurs later, or after the expiration or cancellation of this agreement.

     2. Contractor will submit all invoices after completion of required work. Invoices will be submitted in arrears by the tenth (1Oth) working day of the month following the month of service. The invoice shall be in triplicate and shall be consistent with the amounts in Article VI, Section C. Requests for reimbursement shall be substantiated by copies of vendor invoices, time sheets and any other related source documents. The Contract Manager may require the submittal of any and all supporting documentation prior to approving invoices for payment. Each invoice shall contain at least:

          a.   the contract number and project title;

          b.   the time period which the invoiced costs were incurred;

          c. a statement to the effect that all costs invoiced are eligible expenses under this agreement and are supported by proper documentation.

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                                                                       Article V


          d.   the signature of an authorized representative of the Contractor.

          At the request of the Contract Manager, invoices shall be county specific.

     3. In preparing monthly invoices for services provided under this contract, the Contractor will bill the state as follows:

          a. For Enrollment/Disenrollment transactions as described in the RFP, $1.70 for each transaction when the total volume per month is 0 to 150,000; $0.00 for each transaction over 150,000 and under 170,001; $0.37 for each transaction over 170,000.

          b. For Beneficiary Direct Assistance as described in the RFP, $0.84 per minute for total monthly minutes under 130,000; $0.00 per minute for each monthly minute over 130,000 and under 160,001; $0.70 for each monthly minute over 160,000.

          c. For each Enrollment Service Representative as described in the RFP, $5,500.00 per FTE per month when the number of FTE's is less than 36; $3,700.00 for each monthly FTE which exceeds 35 but is less than 61; $3,800.00 for each monthly FTE which exceeds 60.

     4. The State agrees to make payment as promptly as fiscal procedures permit, upon receipt of the invoices, subject to approval of the Contract Manager, and contingent upon satisfactory completion of the terms of this agreement. The Contract Manager is designated in Article III, Section D, Communication.

     5. "Satisfactory Completion" as used in this agreement, means that Contractor has completed all terms, conditions and performance of this agreement for the elapsed portion of the agreement, including but not limited to:

          a.   Exhibit A - Takeover Requirements
               Exhibit B - Scope of Work, and
               Exhibit C - Turnover Requirements; and

          b.   submittal to the Contract Manager of:

               (1)  all reports required in this contract; and

               (2)  invoice(s), with required documentation.

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                                                                       Article V


     6. The invoice containing the final costs to be paid by the State shall be identified as the "final invoice". The final invoice shall be delivered to the State not more than thirty (30) calendar days after the expiration or cancellation of this agreement.

     7. The Department will withhold 10% of each invoice until the satisfactory completion of this contract.

     8. All payments received under this agreement shall be used solely for the purpose of providing goods or services under this agreement. The State shall have final determination of allowable and reimbursable costs under this agreement. The State may require documentation substantiating expenses as deemed appropriate by the Contract Manager.

E.   MISCELLANEOUS PAYMENT PROVISIONS

     1. Travel, subsistence and per diem rates shall not exceed those amounts paid to State employees as specified in Exhibit F, Travel Allowances and reimbursements. No reimbursement for travel outside the State of California shall be allowed without prior written approval by the Contract Manager.

     2. Funds budgeted under this contract may not be used for entertainment expenses, or for professional dues for the Contractor's staff or officials.

     3. Contractor shall not use State funds allocated under this agreement to pay for the purchase, construction, renovation, alteration, improvement, or repair of capital assets, such as real estate and vehicles.

F.   CONTRACT CLOSE-OUT

     1. This agreement requires the Contractor to submit to the State invoices, reports, close-out information and other information at specified times during the term and following expiration or cancellation of the agreement. Failure to complete any of these requirements to the satisfaction of the State is a violation of this agreement and, as in any violation, the State may take appropriate action, including the withholding of payment of invoices pursuant to this Section.

     2. If Contractor fails to provide the information specified by this Section within sixty (60) calendar days after the expiration or cancellation of this agreement, the State, in

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Maximus                                                                 96-26293
                                                                       Article V

          addition to any other available action to remedy, may deny any unpaid invoice(s) and the Contractor shall forfeit reimbursement of any costs incurred and not reimbursed.

G.   CONTRACTS IN EXCESS OF $200,000

     The Contractor shall give priority consideration in filling vacancies in positions funded by the agreement to qualified recipients of aid under Welfare and Institutions Code, Chapter 2, commencing with Section 11200 in accordance with Welfare and Institutions Code, Article 3.9, commencing with
     Section 11349 (Public Contract Code, Section 10353).

H.   CONTRACTS FUNDED IN WHOLE OR IN PART BY THE FEDERAL GOVERNMENT

     1. It is mutually understood between the parties that this contract may have been written before ascertaining the availability of congressional appropriation of funds, for the mutual benefit of both parties, in order to avoid program and fiscal delays which would occur if the contract were executed after that determination was made.

     2. This contract is valid and enforceable only if sufficient funds are made available to the State by the United States Government for the Fiscal Year 1996-97 for the purpose of this program. In addition, this contract is subject to any additional restrictions, limitations, or conditions enacted by Congress or any statute enacted by the Congress which may affect the provisions, terms or funding of this contract in any manner.

     3. It is mutually agreed that if the Congress does not appropriate sufficient funds for the program, this contract will be amended to reflect any reduction in funds.


                                       34

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Maximus                                                                 96-26293
                                                                      Article VI

                          ARTICLE VI - CONFIDENTIALITY

A. Notwithstanding any other provisions of this Contract, names of persons receiving public social services are confidential and are to be protected from unauthorized disclosure in accordance with Title 42, CFR, Section
     431.300 et seq., and Section 14000.2, Welfare and Institutions Code, and regulations adopted thereunder. For purposes of this contract, all information, records, data and date elements collected and maintained for the operation of the contract and pertaining to Members shall be protected by the Contractor from unauthorized disclosure.

B. With respect to any identifiable information concerning a Beneficiary under this contract that is obtained by the Contractor or its subcontractors, the Contractor (a) shall not use any such information for any purpose other than carrying out the express terms of this contract, (b) shall promptly transmit to the Department all requests for disclosure of such information,
     (c) shall not disclose except as otherwise specifically permitted by this contract any such information to any party other than the Department without the Department's prior written authorization specifying that the information is releasable under Title 42, CFR, Section 431.300, Welfare and Institutions Code Section 14100.2, and regulations adopted thereunder, and
     (d) shall, at the expiration or cancellation of this contract, return all information to the Department or maintain such information according to written procedures sent to the Contractor by the Department for this purpose.

                                                                        96-26293

                        EXHIBIT A - TAKEOVER REQUIREMENTS


The Contractor is required to take over the operation of the current HCO Program according to the requirements of this HCO Request for Proposal (RFP).

A.   Takeover Consideration

     The Department requires an orderly Takeover that is as transparent as possible to County Welfare Directors (CWDs), Aid to Families With Dependent Children (AFDC) and Medi-Cal applicants and beneficiaries, and Medi-Cal managed care plans in each of the counties designated by the Department. The Contractor will take all actions required to prepare for operations, including the identification and rapid resolution of Takeover problems.

     Major considerations during Takeover include:

     1. The Contractor will have primary responsibility for all technical processes and products required for the HCO Program implementation.

     2. The Contractor will incorporate the appropriate activities and tasks needed to complete the Proposer Initiated Innovations which have been approved by the Department.

     3. The Contractor will develop and submit to the Department, for written approval, all policies, procedures, and manuals by the date identified on the Takeover Phase Schedule.

     4. The Contractor will complete all Takeover tasks and activities within the timeframes established by the Department as specified on the Takeover Phase Schedule.

     5. The Contractor will submit to the Department's HCO Contract Manager, a Takeover Manual which includes all sections and subsections as described in this Takeover Section.

B.   Takeover Phase Schedule

     Following is the Takeover Phase Schedule. The purpose of the Takeover Phase
     Schedule is to list the timeframes from the HCO Contract effective date for the Contractor for major deliverables and milestones. Compliance with this schedule is mandatory. The Contractor may submit deliverables earlier or later than the scheduled date if approved, in writing, by the Department.


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


                                                                        96-26293

Milestone                                                           Due Date
---------                                                           --------

Submit Takeover Manual                                               1 Day
Assemble Interim Management Team                                     1 Day
Designate Contract Representative                                    1 Day
Submit Facilities Section                                            1 Day
Occupy Temporary Facility - Sacramento                               1 Day
Takeover Task Plan                                                   1 Week
Takeover Timeline                                                    1 Week
First Weekly Progress Report Due                                     1 Week
Submit Names & Resumes of Interim Mgmt Team                          2 Weeks
Submit Direct Assistance Section                                     2 Weeks
Submit MEDS Section                                                  3 Weeks
Submit Names & Resumes of Operations Team                            4 Weeks
Organizational & Personnel Acquisition Plan                          4 Weeks
Operations Training Plan                                             4 Weeks
Submit Equipment Section                                             4 Weeks
Department Defines Size of Toll-Free System                          4 Weeks
Submit Training Plan to Department                                   4 Weeks
Submit Forms to State for Approval                                   4 Weeks
Submit Enrollment/Disenrollment Section                              4 Weeks
Implement Security & Confidentiality Reqs.                           4 Weeks
Occupy Permanent Facility - Sacramento                               4 Weeks
Begin Process Testing                                                4 Weeks
Assemble Operations Management Team                                  6 Weeks
Prepared to Begin Direct Assistance Requirement                      6 Weeks
Submit Security & Confidentiality Section                            8 Weeks
Submit Records Retention Section                                     8 Weeks
Personnel Hired                                                      8 Weeks
Implement Enrollment/Disenrollment Req.                              8 Weeks
Prepared to Start Toll-Free Telephone Services                       8 Weeks
Printing and Reproduction Due Date                                   8 Weeks
Policy and Procedure Section                                         8 Weeks
Conduct Training to New Staff                                        8 Weeks
Able to Submit Forms for Reproduction                                8 Weeks
Submit Report Distribution List                                      8 Weeks
Scheduled Walk Through Date                                          10 Weeks
Able to Submit Proof of Forms                                        10 Weeks
Update Organization Chart                                            10 Weeks
Implement Records Retention Requirements                             12 Weeks
Takeover Completion                                                  12 Weeks


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


                                                                        96-26293

C.   Takeover Timeline

     The Contractor will submit a Takeover Timeline along with the Takeover Task Plan within one week from the HCO Contract effective date. The Takeover Timeline will include each Takeover deliverable and milestones included in the Takeover Task Plan. It will depict the estimated start date and the deliverable due date for each task.

D.   Contractor Transition

     The Contractor will prepare and submit to the Department a Takeover Manual within one day of the Contract effective day. The Takeover manual will document the progress of the Contractor during the Takeover period. Throughout the Takeover period deliverables and revisions to existing sections and subsections will be submitted to the Department for insertion into the Takeover Manual. This manual will include a section or subsection for all deliverables and activities as required in the Takeover Section of this RFP. The Takeover Manual will be submitted in a standard size 3-ring binder. All updates and deliverables will be submitted to the Department with replacement page instructions for each attached deliverable to be inserted in the Takeover Manual. The Contractor is not limited to a maximum number of binders for the Takeover Manual.

E.   Contractor Responsibilities

     This sub-section provides the outline of the tasks the Contractor is required to complete during Takeover. Each of these tasks will result in milestones and deliverables to the Department and will be included in the Contractor's Takeover Task Plan.

F.   Takeover Task Plant

     The objective of the Takeover Task Plan is to specify, in detail, the Contractor's activities for the duration of the Takeover period. This includes, but is not limited to, the Contractor's tasks and activities required to implement the requirements of this RFP and assume the former Contractor responsibilities (if applicable). This Task Plan will describe the Contractor's overall plan for undertaking and completing each task and activity associated with the Takeover phase, as listed on the Takeover Phase Schedule. The Contractor will submit the Takeover Task Plan Manual to the Department. The Takeover Task Plan shall be submitted in an organized format, to be developed by the Contractor and evaluated by the Department on a pass or fail basis as part of the evaluation phase of this procurement.

     The Takeover Task Plan will include, at a minimum, the following

                                                                        96-26293

     items:

     1.   Milestone/task name;

     2.   Task description;

     3.   Deliverable due date;

     4.   Contractor's primary staff assigned to task;

     5.   Estimated start date;

     6.   Estimated hours for Task Completion;

     7.   Takeover Time Table.

G.   Weekly Progress Reporting

     Weekly Takeover Status (WTS) Report will include all deliverables and tasks, the status of all deliverables and tasks and State approval dates, and will be used by the Contractor and the Department in gauging or measuring the Contractor's progress during the Takeover Phase, especially as compared to the Takeover Plan.

     The WTS Report will be furnished to the Department weekly and will be current through Friday of each week. The Contractor will deliver the Weekly Takeover Status Report to the State by the close of business each Thursday of the following week. The first WTS Report is due to the Department within one week from the HCO Contract effective date.

     If required by the HCO Contract Manager, the WTS Report will be submitted not only on hard copy, but also on electronic or magnetic medium in the format prescribed by the Contract Manager. Two copies, in each specified medium, will be furnished to the Department. The WTS Report shall be submitted in an organized format, to be developed by the Contractor and approved by the Department.

     The WTS report will, at a minimum, contain the following information:

     1. Task Number. This will be the Task Number the Contractor has assigned the deliverable or activity.

     2.   Description. Brief description of the task.

     3. Scheduled Due Date. This will be the scheduled due date as originally provided in the Takeover Task Plan.

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


                                                                        96-26293


     4. Date Delivered. Actual date deliverable was delivered to the Department for review and approval.

     5. Days Late/Early. The number of days the deliverable was delivered either late (- days) or early (+ days).

     6. State Review and Approval Date. The date a letter approving, disapproving or pending the deliverable is received from the Department.

     7.   Status. Approved, disapproved or pending.

     8. Date Approved, Disapproved, Pending. The date the Department either approved, disapproved, or left pending the Deliverable.

     9. Final Approval Date. The date the deliverable was approved by the Department.

     10. Resubmission Due Date. If disapproved or left pending, this field will reflect the new due date set as ten (10) State working days from the date of the disapproval or left pending status, as dated by the Department.

     11.  Date Resubmitted.

     12. Days Late/Early. Same definition as item E. above, but relative to item J. above (the new due date).

     13.  State Review and Approval Date.

     14.  Resubmission Status.

     15. Date Approved, Disapproved, or Left Pending. The date the Department approved, disapproved, or left pending the Resubmitted deliverable.

     16.  Days Late/Early.

     17.  Remarks. Free-form comment space.

     18. Activity Summary. This item will identify those items needing discussion, action, or which are of concern, as indicated in the remarks column, for the next Weekly Takeover Status Report.

H.   Assemble Management Team

     1. The Contractor will assemble an Interim Management Team as part of Takeover. The Interim Management Team will be

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


                                                                        96-26293

          employed by the Contractor at the beginning of Takeover. By two weeks from the HCO Contract effective date, the Contractor will submit the names, resumes, positions, reporting relationships, and functional responsibilities of the Interim Management Team. The Contractor must attest to the Department, in writing, that all required functions for Takeover will be accomplished under the auspices of this Interim Management Team.

          No later than four weeks from the HCO Contract effective date, the Contractor will submit to the Department for review and approval the composition, names and resumes of the permanent Management Team for Operations. The Management Team for Operations will meet all requirements of Section 18 of the RFP- Contract Requirements, including qualifications, and will be in place no later than six weeks from the HCO Contract effective date.

          Should the Contractor wish to propose alternatives to the structure of the permanent Management Team for Operations, any such proposal will be delivered to the Department at least 60 days prior to such alteration's anticipated implementation, and approved by the Department, in writing, at least 30 days prior to implementation.

     2. One individual will be designated by the Contractor as the Takeover Manager. Responsibilities of this person will include ongoing management of the Takeover period. This manager will be fully qualified to oversee all Takeover activities.

I.   Training

     The Contractor will develop materials and courses to provide training. This training will include an overview of the HCO Contract requirements and will be provided to both Contractor and State staff. The Contractor will develop any needed training to ensure successful Takeover, as well as develop and internally distribute, staff training materials as needed. The Contractor will schedule and execute all training scheduled for the Takeover Phase in such a manner as to fully support Takeover tasks and activities and to ensure full preparedness for the performance of all Contractor responsibilities, including, but not limited to, those specified in the Exhibit B - Scope of Work.

     1. The Contractor will deliver to the Department for review and approval, within four weeks from the HCO Contract effective date, an Operations Training Plan. The Operations Training Section of the Takeover Manual will include course outlines and schedules for both the Takeover Phase and all on-going

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          courses in the major operational areas to take place during the
          Operations Phase of the HCO Contract. The Contractor will provide a schedule and location of all refresher and on-going training courses.

J.   Takeover Organization and Personnel Acquisition

     The Contractor will update and submit the Organizational and Personnel Acquisition Plan Section within four weeks from the HCO Contract effective date.

K.   Personnel Acquisition

     The Personnel Acquisition sub-section will describe the method of recruitment and selection of staff required to prepare the Contractor for full and on-going operation of the HCO Program. In addition to a narrative discussion, the Personnel Acquisition sub-section of the Manual will include the following information:

     1. A chart showing the number of staff to be hired or transferred from previous Contractor by month and classification (hired is defined in this Section as staff having reported to work);

     2. An explanation, including specific actions to be taken, of how the Contractor will assure the Department that sufficiently experienced and trained personnel are available to support all Operations functions without interruption of services to the beneficiaries.

     3. A description of alternative actions or contingency plans if the Contractor is unable to recruit sufficient numbers of adequately trained staff for each functional, operational area on a timely basis or if the Contractor's original operational staffing estimates are too low;

          a. A plan for hiring or transferring all specialized trained/experienced staff, as prescribed in the HCQ Contract.

L.   Organizational Structure

     The Organizational Structure sub-section of the Contractor's Organization and Personnel Acquisition Plan Section will provide a complete and detailed description of the organizational structure to be used by the Contractor.

     Additionally, the Organizational Structure sub-section will include the following:


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     1.   Organization charts and descriptions showing the location of the HCO
          Program in the Contractor's firm, and organization charts and descriptions for all HCO operational areas. The functional responsibilities of each organizational unit, the delegation of responsibilities to each HCO Program organizational unit, organization decision-making relationships, and unit staffing by classification will be provided, in addition to those items specified above, for a comprehensive identification of overall staffing for HCO Program Operations.

     2. Complete job descriptions (specifications) for all classifications used for senior Managements including job title, functional responsibilities, and experience requirements.

M.   Schedule Execution and Reporting

     1. The personnel function is to be established and all hiring completed to meet all duties and responsibilities as prescribed in the HCO Program Contract within eight weeks from the HCO Contract effective date and as reflected in the Contractor's updated Organization and Personnel Acquisition Section of the Takeover Phase Manual.

     2. The Contractor will include the status of hiring and other Takeover milestones and deliverables as issues reported in the Weekly Takeover Status Report, or when requested by the Contract Manager.

     3. The Contractor will provide to the Department, when and if the Contractor proposes organizational structure changes during the Takeover Phase, updates to the Organizational Structure Section of its Organization and Staffing Manual for Operations. These updates will be provided to the Department five (5) days prior to such proposed change(s).

N.   Facilities Acquisition and Installation

O.   New Facilities

     The Contractor will deliver the Facilities Section to the Department within one day from the HCO Contract effective date, showing the planned usage of space for the Contractor's operation of the HCO Program, and provision of space for all equipment.

     The Facility Section will include narrative descriptions, supporting documentation, and an installation schedule for the HCO Program Contract. The Manual will provide information that includes, but is not limited to:

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     1.   The extent to which the Contractor's site(s) is/are currently under lease or ownership or planned to be leased or bought. If the site(s) is/are currently under lease or ownership, the Contractor will, at a minimum, provide a guaranteed option on the facility(ies) including the name, address and telephone number of the leasing or selling agent for contact by the Department. The Contractor will describe facilities it currently has in Sacramento for use in the HCO Program Contract and what facility space, and for what functions, it must obtain and/or finalize development.

     2. A description of the modifications which must be made to the Sacramento facility(ies), a schedule for completing those modifications, and the actions taken by the Contractor to ensure that this schedule is met.

     3. Certification that the Contractor has verified that electrical, telecommunications, and phone services(s) can be provided by the Contractor facility(ies).

     4.   Allocated space by function.

     5.   Accessibility to on-site operations.

     6. Access to telephone, and electrical power necessary to be utilized by the Contractor.

     7. Available parking, including State visitor and Disabled Parking spaces.

P.   Permanent Facilities Installation

     The Contractor will obtain a permanent facility within a 25-mile radius of the State Capitol Building to operate the HCO Program, as specified in RFP
     Section 12.0, E, Proposer Qualifications. The permanent facility will be completely operable within four weeks from the HCO Contract effective date. Until this facility is installed, HCO Takeover activities, including testing and staff training, will take place within 25 miles of the State Capitol unless arrangements have been made with the HCO Contract Manager.

     All Departmental liaison and planning activities will take place in Sacramento, unless otherwise agreed to by the Contractor and HCO Contract Manager.

Q.   Existing Sites

     The Contractor will include in the Facilities Section the Takeover process of existing HCO Program sites utilized by the

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     former Contractor (if applicable) and/or County Welfare Departments.

     The Contractor will include in the Facilities Section a description of all existing sites and scheduled dates of Takeover (For the locations of existing sites, see Exhibit 9). These activities will be included in the Weekly Takeover Work Schedule.

R.   Equipment Acquisition and Installation

     The Contractor will develop and deliver the Equipment Section of the Takeover Manual within four weeks from the HCO Contract effective date. This section will describe the on-site and off-site equipment configuration required to support the HCO Contract. The manual will describe, but is not limited to, all processing and telecommunication equipment, and any other equipment necessary to support the HCO Program. The manual, at a minimum, will describe:

     1.   A schematic showing all equipment and communications networks.

     2. All equipment, including quantity, model number, and capacity to support the HCO Program.

S.   MEDS

     The Contractor will develop and deliver the MEDS Section of the Takeover Manual within three weeks from the HCO Contract effective date. The MEDS Section will detail the process to be used to install, and process MEDS information as provided by the Department. This includes, but is not limited to, receiving MEDS download tapes and providing MEDS updates in a format prescribed by the Department, in order to process enrollment and disenrollment transactions.

T.   Toll-Free Telephone Services

     The Contractor will include in the Takeover Manual a section which details the process for implementing the Direct Assistance requirements within two weeks from the HCO Contract effective date. The Contractor will be prepared to implement the Customer Assistance toll-free telephone service capabilities, as directed by the Department, within eight weeks from the HCO Contract effective date. The Direct Assistance telephone capabilities include, but are not limited to, toll-free telephone number(s), adequate number of customer service representatives to respond to conversion and ongoing operational requirements, language capabilities, timely complaint resolution, providing specified information to beneficiaries and applicants, and procedures for

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     responding to beneficiary and applicant inquiries.

U.   Translation Services

     The Contractor will include in the Direct Assistance Section of the Takeover Manual the process for ensuring that translation services, in those languages as specified by the Department, are available by the Direct Assistance implementation date.

V.   Printing and Publications

     As directed by the Department, the Contractor will perform or arrange to have performed the requested printing and reproduction within eight weeks from the HCO Contract effective date. W. Forms

     The Contractor will ensure that all forms and documents are in the format, language, and literacy level specified and approved by the Department. The Contractor will not submit any forms or documents developed by the Contractor for printing or reproduction until the final format has been reviewed and approved by the Department.

X.   Policy and Procedures Development

     The Contractor will develop and submit to the Department a Policy and Procedures Section of the Takeover Manual. The Procedure Section will contain the detailed processes and procedures for all duties, tasks, and functions described in this RFP. These sub-sections are to be delivered to the Department within eight weeks from the HCO Contract effective date. This will include, but is not limited to, the following sub-sections:

     1.   Scheduling Presentations

     2.   Security and Confidentiality

     3.   Monitoring 4. County Performance

     5.   Assignments

     6.   Disenrollments

     7.   Records Retention

     8.   Communication

     9.   Direct Assistance

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     10.  Customer Assistance

     11.  Problem Resolution

     12.  Ombudsman


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Maximus                                                                Exhibit B

                             EXHIBIT B SCOPE OF WORK


The Contractor will conduct a program for providing accurate, complete and current information to persons applying to establish eligibility for AFDC or Medi-Cal and for existing Medi-Cal beneficiaries, as directed by the Department, regarding their options for obtaining Medi-Cal services through enrollment in health care plans or FFS MediCal. The Contractor must provide information on health care plans that provide services in the geographic areas where the person resides. Information provided will include whether the health plan has available capacity and can accommodate the person's primary language. Please refer to
Section 3.7, "Primary Languages For Eligible Beneficiaries By County", for language needs.

The Contractor will emphasize the benefits and limitations of increased access to health care services through health care plans and encourage enrollment and provide enrollment assistance in those plans.

The Contractor will be responsible for enrolling and disenrolling beneficiaries into and out of managed care plans.

The Contractor will implement the HCO program in a timely and uniform manner in those counties which will require an HCO program due to new or existing managed care plans operating in those counties, and any future counties as designated by the Department. Please see Section 1.3, "HCO Expansion Activities", Section 1.6, "Existing MediCal Managed Care Arrangements", and 1.7, "Special Project Activities" of the RFP for a list of the counties requiring an HCO program at this time.

The Department will provide the Contractor with data files via a direct data communications link connected to the State's Host computer. The Contractor must have the capability to transmit and retrieve data files through this mechanism in a format to be determined by the Department. The Contractor must also have the capability to evaluate the data received by the Department and identify changes in a recipients qualifications for managed care plan enrollment, and take appropriate action. At a minimum, the Department will provide the Contractor with the following files to assist in processing enrollment and disenrollment transactions:

     HCO New Eligibles File - Daily files which contain new eligibles who have been designated as potential candidates for managed care enrollment in a HCO county. This file contains information required for the Contractor to determine a Medi-Cal recipient's eligibility for participation in a managed care plan. This file can also be used to transmit enrollment and/or disenrollment

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     transactions to the State Host computer.

     HCO Transaction Error Log - Daily files which provide the Contractor with the status of each enrollment or disenrollment transaction applied to the MEDS record of a Medi-Cal recipient or managed care plan enrollee in a HCO county. This file contains information required for the Contractor to identify and correct errors, and generate appropriate recipient confirmation mailings.

     Quarterly Reconciliation File - A quarterly file which will provide the Contractor with the current eligibility status of each Medi-Cal recipient who meets the enrollment criteria in an HCO county. This file contains information that will allow the Contractor to synchronize its recipient eligibility files with MEDS.

Changes in policy may constitute the creation of new files or changes to existing files. The Contractor will be required to modify procedures in an efficient and timely manner, to accommodate these changes.

The Contractor must also be willing to implement a Dental Managed Care program with similar scope of work requirements as described in this section and be willing to enter into good faith negotiations for reimbursement of this work.

In implementing the HCO program, the Contractor is required, at a minimum, to do the following:

A.   Preparation For HCO Presentations

     1. The Contractor will make all arrangements necessary to implement the HCO program. These arrangements will include, but will not be limited to:

          a. Work with the Department in the coordination of a space and facilities plan, in a County and/or other approved public or non-public facilities, for group HCO presentations to applicants and beneficiaries in the mandatory aid codes adapted to each CWDs intake application and redetermination operation.

          b. Schedule group or individual HCO presentations at regular intervals and at various locations to allow the applicants/beneficiaries access during the eligibility determination process.

          c. In cooperation with the Department, develop necessary forms and procedures for the CWDs referral to and documentation of, applicants and beneficiaries

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               attendance at the HCO presentations.

               1. The Contractor will submit all proposed procedures and written materials for use at the HCO presentations, to the Department for review and approval at least 60 working days prior to their proposed implementation and distribution, unless otherwise directed by the Department.

          d. Identify and monitor those applicants and beneficiaries who are required to attend the HCO presentations.

          e. Coordinate access to MEDS terminals for the Contractor's management and other approved personnel.

          f. Develop written procedures for researching County MEDS input conflicts and communicate the results of the research to the appropriate County staff for correction.

          g. Furnish desks, chairs, and access to telephone outlets for telephones, facsimile equipment and computer modems for use by Contractor's personnel, in County or other approved public or non-public facilities where HCO presentations will occur. (The equipment stated here is only a suggestion). Space size and availability may vary at County sites where presentations will occur.

          h. Furnish all necessary resources for effective presentations which include, but are not limited to, office supplies, audio-visual equipment and visual aids.

          i.   Hire and train staff, monitor and record staff performance.

     2. The Contractor will establish and maintain a system of communication between Contractor, Contractor's staff, County personnel, Medi-Cal managed care plans and the Department to assure timely receipt of eligibility information from MEDS to identify eligible beneficiaries, timely referral of applicants/beneficiaries to HCO presentations, timely processing of enrollments/disenrollments, timely updating of MEDS, a smooth transition to the selected managed care plan from FFS Medi-Cal and the negotiation of space in County offices. The Department will assume lead responsibilities for this function.


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B.   HCO Presentation

     1. The Contractor must provide presentations according to the Departments specifications.

          The HCO presentation will include, but will not be limited to:

          a. Information designed to help beneficiaries/applicants understand how to complete a enrollment form and to assist applicants/beneficiaries with completion of a enrollment form. See Exhibit 8, Enrollment Forms.

          b. Alternatives for beneficiaries/applicants to receive Medi-Cal benefits, with an emphasis on the managed care method.

          c. A description of the services covered under the Medi- Cal program.

          d. A description of all available managed care plans in areas where applicants/beneficiaries reside.

          e.   The zip codes served by each managed care plan in each County.

          f. Information in response to managed care plan related questions which arise during the HCO presentation from applicants/beneficiaries.

          g. Distribution of Department approved health care plan- related marketing materials (e.g., brochures, pamphlets, etc.) received from the plans.

          h. A description of the beneficiaries enrollment/disenrollment rights.

     2. The Contractor will document the attendance of all applicants and beneficiaries at the HCO presentation.

     3. The Contractor, as directed by the Department, will provide at a minimum, linguistic services to a population group of mandatory Medi-Cal eligibles residing in the proposed service area who indicate their primary language as other than English and who meet a numeric threshold of 3,000, or a population group of mandatory Medi-Cal eligibles residing in the proposed service area who indicate their primary language as other than English and who meet the concentration standards of 1,000 in a single zip code or 1,500 in two contiguous zip codes.

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     4.   The Contractor will ensure non or limited-English speaking applicants and beneficiaries understand their options and rights. These measures will include, but not be limited to:

          a.   Staffing:

               1. The Contractor will assess, identify and report the linguistic capability of interpreters or bilingual employed staff.

               2. Employ or contract with translators or interpreters who are fluent in English and other languages to meet the linguistic needs of applicants and beneficiaries.

               3. Personnel with a knowledge of the ethnic, cultural, social and economic compositions of each County's applicant/beneficiary population. Please refer to Section 3.6, "Ethnic Grouping of Eligible Beneficiaries By County".

               4. Consider employing or contracting with qualified, former AFDC recipients or Medi-Cal beneficiaries, individuals who possess Medi-Cal eligibility background/experience and community based organizations.

          b. Produce written materials and/or media (e.g., videos/tapes) which will be made available to assist non-English and limited-English speaking beneficiaries as specified in Exhibit B and as directed by the Department.

          c. Produce enrollment/disenrollment forms to assist limited/non-English speaking beneficiaries as specified in Exhibit B and as directed by the Department.

               "See Section 3.7 of the RFP, "Primary Languages of Eligible Beneficiaries By County".

     5. The Contractor will assign personnel to conduct HCO presentations, at each site, to inform applicants/beneficiaries of their options of receiving MediCal benefits according to standards developed by the Department.

          Contractor's Staff must provide presentations according to County intake schedules, policies and procedures and/or arrangements agreed to between the Contractor and the

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          County. The Contractor will consider space and geographic limitations to determine the most cost effective methods to provide presentations to the maximum number of beneficiaries. Contractor will monitor default assignment rates for acceptable levels as determined by the Department.

     6. The Contractor will ensure that back-up personnel is provided in the event of employee absence to ensure that there is no disruption in HCO presentations.

     7. The Contractor must consistently and effectively conduct HCO presentations. This may include, but is not limited to:

          a.   Following the HCO Script.

          b.   Electronic audio and visual communication mediums.

          c.   Other enhancements to the HCO presentation.

     8. The Contractor will develop and implement a method for evaluating applicant/beneficiary satisfaction with HCO presentations.

C.   Outreach

     The Contractor will identify and submit to the Department for approval, additional locations for presentations, such as community centers, community meetings, health fairs, Women, Infants and Children (WIC) nutrition sites, churches and festivals. Further, the Contractor will schedule HCO presentations outside the normal business hours, 8:00 a.m. to 5:00 p.m., Monday through Friday, as approved by the Department.

     The Contractor will submit to the Department for prior approval, a schedule of all outreach presentations. This schedule will be provided on a biweekly basis, or as determined by the Department. At a minimum, this schedule will include:

     1. The name of the Enrollment Service Representative (ESR) giving the presentation.

     2. The organization or event served by the presentation, as well as the location.

     3.   The date and time of the presentation.

     4.   Anticipated number of beneficiaries attending.

     In addition, the Contractor will provide the Department with a follow-up report which will be include in the monthly progress

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     report.

D.   Training

     1. The Contractor will develop and conduct initial and ongoing training programs for the HCO Contractor's staff and monitor staff performance on a continual basis. The training program will be comprehensive and ensure that Contractor staff is able to diligently perform the scope of work in this RFP. Training will include, but will not be limited to:

          a.   An overview of the Medi-Cal program;

          b.   Managed Care and HCO legislation;

          c.   The development of managed care plans in California;

          d.   Mock training sessions with critiques;

          e.   Instruction on the completion of the HCO enrollment forms;

          f.   MEDS inquiry, access and updates;

          g.   Review of script and informing materials;

          h.   A review of plans and services available in each County;

          i.   How to access services in plans/plan grievance processes;

          j.   Security and confidentiality policies;

          k.   Cultural and linguistic sensitivity;

          l.   Customer relations;

          m.   State enrollment and disenrollment process.

     2. The Contractor will develop, and conduct as requested, an HCO education program for:

          a.   County Welfare Department staff;

          b.   Department staff;

          c.   Consumer advocate groups;


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          d.   Lawsuit representatives;

          e.   Medical plan staff;

          f.   Local officials;

          g. Other parties and organizations impacted by the HCO program and legislation.

E.   Enrollment Form Processing

     The Contractor will assume responsibility for enrollments in any county, as designated by the Department.

     1. The Contractor will enroll eligible beneficiaries into selected managed care plans. The enrollment function may include, but is not limited to:

          a. Transmitting enrollment records to the Department in a format prescribed by the State through methodology proposed by the Contractor and approved by the Department, utilization of the "Choice" licensed software available to the Contractor, an/or by online action thru MEDS.

          b. Use MEDS and any other Medi-Cal eligibility verification system as made available by the Department in the future, to make corrections to the beneficiary's enrollment information.

          c. Complete enrollments within one (1) business day of receiving notification of eligibility for on-line enrollments or within two
               (2) business days for batch enrollments. Batch enrollments are enrollment forms which are compiled by Contractors staff at presentation locations and forwarded to the Contractors processing facilities on a daily basis.

          d. Review the HCO enrollment form for accuracy and completeness to ensure a timely enrollment in the applicant's/beneficiary's managed care plan of choice.

          e. Should the Department determine that enrollment forms currently submitted to the Department directly by managed care plans are to be submitted to the Contractor for processing, the Contractor will assist the managed care plans to ensure enrollment forms are completed correctly and provide managed care plans with lists of enrollments successfully processed.


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          f.   Resolve enrollment problems to ensure enrollment in the selected managed care plan within the mandated timeframe.

          g. Provide lists on a weekly basis, directly to the managed care plans of those applicants and beneficiaries who have completed an enrollment form, selected a medical plan and are eligible, or who are eligible and have been defaulted to a plan through the HCO program.

     2. The Contractor will enroll eligible beneficiaries into selected managed care plans through the following procedure:

          a.   Enrollment form is received and sorted.

          b. Enrollment form is reviewed. If the form is complete, Contractor must confirm recipients eligibility for enrollment in health plan of choice, then process enrollment. If the form is incomplete, the form is returned to the beneficiary one (1) business day after processing of the incomplete form, with a letter identifying areas which are incomplete, and requesting the beneficiary to complete the enrollment form. The form in reviewed again upon return, and if complete, enrollment will be processed.

          c. Confirmation letter, identifying plan name and effective date of enrollment is sent to the beneficiary one (1) business day after enrollment transaction is accepted.

          d. If an enrollment form is not completed and returned by the beneficiary within the established timeframe, a "Notice of Intent to Assign" letter is sent to remind the beneficiary to complete and return the enrollment form.

          e. If an enrollment form is not received from the beneficiary following the reminder, the beneficiary is automatically assigned to a managed care plan. (See Assignment, Sections)

          f.   When a beneficiary is automatically assigned to a medical plan, a

               "Notice of Assignment" letter is sent to the beneficiary.

     3.   The Contractor may receive documentation or calls from

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          beneficiaries indicating they qualify to remain Fee-For- Service as a result of a medical exemption. Contractor will allow beneficiary to remain FFS through the exemption period. The Contractor will monitor these beneficiaries and upon termination of the exemption period, contact the beneficiary and request an enrollment form be completed.

          The Department will publish a list of medical conditions which qualify the beneficiary for medical exemptions, and will furnish this list to the Contractor. It will be the Contractors responsibility to track these beneficiaries and begin the informing process once the exemption period has expired.

F.   Disenrollment Form Processing

     The Contractor will assume responsibility for disenrollment in any County as directed by the Department.

     1. The Contractor will disenroll eligible beneficiaries from managed care plans. This function may include, but is not limited to:

          a. Transmitting disenrollment records to the Department in a format prescribed by the State, through methodology proposed by the Contractor, utilizing the "Choice" licensed software available to the Contractor from the Department, and/or by online action thru MEDS.

          b. Use MEDS and any other Medi-Cal eligibility verification system as made available by the Department or County for corrections to the beneficiary's disenrollment form information.

          c. Complete disenrollment transactions within one (1) business day of receiving disenrollment forms for on-line disenrollments, or within two (2) business days for batch disenrollments. Batch disenrollments are disenrollment forms which are compiled by Contractors staff at presentation locations and forwarded to the Contractors processing facilities on a daily basis.

          d. Review the HCO enrollment/disenrollment form for accuracy and completeness to ensure a timely disenrollment from the beneficiaries' managed care plan.

          e.   Assist the beneficiary to correct disenrollment form errors.

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          f.   Resolve disenrollment problems to ensure a timely disenrollment from the managed care plan.

          g. Provide lists on an as requested basis, directly to the managed care plans of those beneficiaries who have completed a disenrollment request to be disenrolled from a managed care plan through the HCO program.

          h. Retroactively disenroll beneficiaries who meet the necessary criteria, as determined by the Department.

          i. Should the Department determine that enrollment/disenrollment forms currently submitted to the Department by managed care plans are to be submitted to the Contractor for processing, the Contractor will assist the managed care plans to ensure the enrollment/disenrollment forms are completed correctly and provide the plans with a list of disenrollments successfully processed.

     2. The Contractor will disenroll eligible beneficiaries from selected managed care plans through the following procedure:

          a.   Disenrollment forms received and sorted.

          b. Disenrollment form reviewed for accuracy of information. If form is complete, Contractor processes disenrollment. If form is incomplete or incorrect, the form is returned to the beneficiary within one (1) business day of processing disenrollment request, with a letter of request to complete the disenrollment form, specifying the areas which are incomplete or incorrect. The form is reviewed again upon return, and if complete, disenrollment is processed.

               If enrollment in a MCP is mandatory and if the beneficiary is disenrolled because the beneficiary has a medical condition which qualifies the beneficiary to be exempt from enrollment, the Contractor will verify that a signed exemption form has been submitted with the disenrollment form.

          c. If enrollment is mandatory, the Contractor will ensure the beneficiary re-enrolls in a MCP by verifying the beneficiary's selection of a new MCP on the enrollment/disenrollment form.

          d. A letter is mailed to the beneficiary, confirming the disenrollment request.

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          e.   In GMC, the beneficiary must select a new MCP unless the
               beneficiary has a medical condition which qualifies him/her to be exempt from enrollment. One (1) business day after enrollment transaction is accepted, a letter is mailed to the beneficiary, confirming the choice of the new MCP, identifying plan name and effective date of enrollment.

     3. The Contractor will monitor beneficiaries who wish to remain Fee-For-Service because of a medical condition, and begin the enrollment process once the exemption period has expired.

          The Department will publish a list of medical conditions which qualify the beneficiary for medical exemptions, and will furnish this list to the Contractor. It will be the Contractors responsibility to track these beneficiaries and begin the informing process once the exemption period has expired.

     4. In FFS MCN, the Contractor will be responsible for processing disenrollments for beneficiaries who submit an exemption form, self-certifying they are not required to participate in the FFS MCN program due to a medical condition which qualifies him/her to be exempt from enrollment.

     5. The Contractor will retroactively disenroll beneficiaries which meet specific criteria as determined by the Department. Retroactive disenrollments require direct modification to MEDS.

Geographic Managed Care


G.   Informing Beneficiaries

     When new AFDC beneficiaries appear on MEDS and are eligible for Medi-Cal benefits, MEDS information tapes will be transmitted to the Contractor (seven days per week). If the AFDC beneficiary who appears on the MEDS tape does not have a Medi-Cal enrollment form already on file, the Contractor will mail an enrollment packet to the beneficiary, unless the beneficiary is identified as homeless by specific? County P.O. Box addresses on the MEDS information tapes.

     The enrollment packet will be developed by the Department. The Contractor may be required to develop or edit materials at the discretion and with the approval of the Department.


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     1.   The enrollment packet consists of a cover letter, an
          information/instruction booklet, a list of assistance telephone numbers and addresses, a list of plan primary care providers, plan-paid advertising, plan comparison chart, instructions regarding plan access problems, an enrollment form and postage paid envelope. This information will be provided in both English and any additional primary language indicated on the MEDS form. Once AFDC beneficiaries receive the enrollment package from the Contractor, they have 30 days to return the enrollment form specifying their choice for how they will receive their Medi-Cal benefits. The materials also will advise them of the availability of a face-to-face presentation and provide the Contractor's toll-free number to get more information in various languages.

     2. If a beneficiary returns the enrollment form but does not provide all the needed information, the HCO Contractor will send out a letter one
          (1) business day after processing the incomplete form, requesting the missing information.

     3. If the enrollment packet is returned to the HCO Contractor undelivered, the file will be flagged and no further action is taken until the Contractor receives a new address notification.

     4. If a beneficiary does not respond within ten (10) business days and the letter has not been returned, a "Notice of Intent to Assign" will be sent by the HCO Contractor to the beneficiary within one (1) business day. The "Notice of Intent to Assign" will, at a minimum, include the following information:

          a.   Beneficiary's name and address.

          b. Name and telephone number of the managed care plan to be assigned.

          c.   Reason for intention to assign to a managed care plan.

          d.   Effective date of assignment.

          e. Instructions concerning forms to be completed to prevent assignment and time frames for completing those forms.

          f. Toll-free telephone number and address where the beneficiary can obtain additional information and complete the enrollment form.


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     5.   If the beneficiary has not completed an enrollment form within 30 days from the date that the enrollment packet was mailed; or the beneficiary attended a face-to-face presentation (whichever occurs first), the HCO Contractor will assign the beneficiary to a plan and send a "Notice of Assignment" on the thirty-first (31st) day, which will include the following information:

          a.   The effective date of assignment to a plan.

          b. The process to use if the assignment is not appropriate or if the beneficiary wishes to disenroll from the assigned plan.

          c.   Plan to which beneficiary has been assigned.

          d. Toll-free telephone number and address where beneficiary can receive additional information or assistance.

H.   Assignment

     The Contractor will develop and maintain procedures for determining which AFDC applicants have failed to make a choice of Managed Care Plan (MCP) within the specified period or are exempt from assignment (i.e., have an existing relationship with a primary care provider certified by that provider). The Contractor will assign these AFDC applicants to an available MCP which provides services in the geographic area where the applicant resides. This assignment system must include, but will not be limited to:

     1. Assigning applicants into MCP's, except in those instances where the applicant meets the criteria exempting the applicant from mandatory assignment.

     2. A method for monitoring/tracking applicant selection in order to identify applicants that have not selected a MCP within the required 30 days from the day that the enrollment packet was mailed, or, the beneficiary attended a face- to-face presentation, before assigning the MCP, if a choice has not been made.

     3. Assigning applicants to the various types of managed care models, or pilot projects.

     4. Assigning beneficiaries to the same MCP as other members of the family group, to the extent possible.

     5.   Assigning applicants into a MCP in which they are eligible

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          to be enrolled. This includes:

          a.   A MCP which has capacity to accept new patients;

          b. A MCP which is within a ten mile radius of where the applicant resides;

          c. A MCP which provides services to those persons in the aid code of the applicant.

          d. A MCP which has language capability to meet the beneficiary's needs.

Two Plan Model Phase-In

I.   Informing Beneficiaries


     During the phase-in of the Two-Plan Model, the Department will require the Contractor to use the HCO process for enrollment of AFDC beneficiaries into the Local Initiative Plan (LI) and the mainstream plan (MP) when one of the two plans becomes operational. The process will target AFDC applicants and beneficiaries in the aid codes identified for mandatory enrollment in the fully operational Two-Plan Model waiver. During the phase-in period, participating beneficiaries always have the option of choosing FFS, even if they are assigned to an MCP because they did not make a choice. When the Department determines the LI or MP is ready to begin operation, the County Department of Social Services and the Contractor will be notified. The County eligibility worker will provide each applicant with a document explaining what is required and where they need to go for a presentation.

     If the AFDC applicant does not attend the Contractor presentation or does not mail in the Medi-Cal enrollment form, the Contractor will mail the same enrollment packet to the applicant when the applicant is determined to be eligible for Medi-Cal. If the beneficiary is identified as homeless by specific County P.O. Box addresses on the MEDS information tapes, the Contractor will not mail the enrollment package.

     The enrollment packet will be developed by the Department. The Contractor may be required to develop or edit materials at the discretion and with the approval of the Department.

     1. The enrollment packet will advise them they may attend a face-to-face presentation or call the Contractor's toll-free number to get more information. During the phase-in period, beneficiaries will be offered a choice of enrolling in the

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          operational LI or MP, enrolling in an existing HMO or enrolling in a
          PCCM plan, or certifying to an existing relationship with a named FFS provider.

     2. If a beneficiary sends in the form, but does not provide all needed information, the Contractor will send a letter one (1) business day after the incomplete form has been entered, to that beneficiary identifying what is still needed.

     3. If the enrollment packet is returned to the Contractor undelivered, the file is flagged and no further action will be taken until the Contractor receives a new address notification.

     4. If a beneficiary does not respond, but the mail was delivered ten (10) calendar days later, a "Notice of Intent to Assign" will be sent by the HCO Contractor to the beneficiary. The "Notice of Intent to Assign" will, at a minimum, include the following information:

          a.   Beneficiary's name and address.

          b.   Reason for intention to assign to a managed care plan.

          c.   Effective date of assignment.

          d. Instructions concerning forms to be completed to prevent assignment and time frames for completing those forms.

          e. Toll-free telephone number and address where the beneficiary can obtain additional information and complete the enrollment form.

     5.   If the beneficiary has not completed an enrollment form within thirty
          (30) calendar days from the date of referral, or date the enrollment packet is mailed, the Contractor will send a "Notice of Assignment" on the thirty-first (31st) day which will include the following information:


          a.   The effective date of assignment to the managed care plan.

          b. The process to use if the assignment is not appropriate or if the beneficiary wishes to disenroll from the assigned plan.

          c.   The plan to which beneficiary has been assigned.


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          d.   Toll-free telephone number and address where beneficiary can receive additional information or assistance.

J.   Assignment

     Beneficiaries in mandatory aid codes who attend a presentation or are mailed notification and do not respond within thirty (30) calendar days, will be notified in writing one (1) business day after accepted enrollment transaction, by the HCO Contractor, of their assignment to either the operational LI or MP and the effective date of that assignment. They also will be advised by the HCO Contractor, of the process to use if they wish to disenroll from their assigned plan and enroll in other available plans (if applicable) or FFS.

          Enrollment packets will include a cover letter, an information/instruction booklet, a list of assistance telephone numbers and addresses, an enrollment form, plan paid advertising, plan comparison chart, instructions regarding plan access problems, a list of plan primary care providers and a postage paid envelope. In addition to English, materials will also be sent in any primary language designated on MEDS. The information will identify the locations of the Contractor where beneficiaries may attend a presentation explaining the material. If they are unable to attend a presentation, the material will instruct them to use the toll-free telephone number to obtain additional information and assistance.

     1. If a beneficiary sends in the enrollment form, but does not provide all needed information, the Contractor will send a letter one (1) business day after processing incomplete form, identifying what is still needed.

     2. If the mailed enrollment packet is returned to the Contractor undelivered, the file will be flagged and no further action will be taken until the Contractor receives a new address notification.

     3.   If a beneficiary does not respond, but the mail was not returned, ten
          (10) business days later, a "Notice of Intent to Assign" will be sent by the Contractor to the beneficiary within one (1) business day. The "Notice of Intent to Assign" will, at a minimum, include the following information:

          a.   Beneficiaries name and address.

          b.   Name and telephone number of the managed care plan to

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                                                                        96-26293

               be assigned.

          c. Reason for intention to assign beneficiary to a managed care plan by default.

          d.   Effective date of assignment.

          e. Instructions concerning forms to be completed to prevent assignment and time frames for completing those forms.

          f. Toll-free telephone number and address where the beneficiary can obtain additional information and complete the enrollment form.

     4.   If the beneficiary has not completed an enrollment form within thirty
          (30) calendar days from the date of referral, enrollment packet mail date, or face-to-face presentation, the Contractor will, on the thirty-first (31st) day, send him/her a "Notice of Assignment" which will include the following:

          a.   The effective date of the assignment to the plan.

          b. The process to use if the assignment is not appropriate or if they wish to disenroll from the assigned plan.

          c.   Plan to which beneficiary has been assigned.

     5. Toll-free telephone number where beneficiary can receive additional assistance. Whether beneficiaries are assigned to a plan or choose a plan, they are required to receive written notification from the Contractor of acceptance in a plan. The Contractor's toll-free number will be included in this letter.

Two Plan Model Full Implementation

K.   Informing Beneficiaries

     Once the Two-Plan Model is fully operational (i.e., both the LI and the MP contracts are executed and approved by the Health Care Financing Administration) in a County, the Department will require the Contractor to use the HCO process to inform applicants and beneficiaries in the mandatory aid codes regarding their health care options.

     1. Prior to full operation of the Two-Plan Model in a County, the Department will notify AFDC beneficiaries in mandatory

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                                                                        96-26293

          aid codes of the transition to full implementation of the waiver. This notice will also inform beneficiaries of the forthcoming enrollment packet which will explain their health care options.

          a. The notice sent to beneficiaries in mandatory aid codes currently on FFS will advise them that they must make a choice between the LI and the MP. If they do not make a choice, they will be assigned to one of the two plans. FFS no longer will be an option.

          b. The notice sent to beneficiaries in mandatory aid codes currently enrolled in MCP's other than the LI or MP will advise them that their MCP will no longer provide services for AFDC beneficiaries and they must choose between the LI and the MP. If they do not make a choice, they will be assigned to one of the two plans.

          c. The notice sent to beneficiaries in mandatory aid codes currently enrolled in the LI or MP, or in health plans subcontracting with the LI or MP, will advise them of the availability of the other plan. They may choose to disenroll from their existing plan and enroll in the newly operational plan; however, if they do nothing, they will remain with their current plan.

     2. Prior to full operation, the Contractor will begin mailing out enrollment packets to AFDC beneficiaries, unless the beneficiary is identified as homeless by specific County P.O. Box addresses on the MEDS information tapes. The Contractor will control the issuance of the mailers with the goal of minimizing confusion to beneficiaries. The Contractor enrollment package mail-out schedule will take into consideration the size of AFDC population, whether the LI or MP was operational during the phase-in period, and the size and number of MCP's in the County.

          The enrollment packet will be developed by the Department. The Contractor may be required to develop or edit materials at the discretion, and with the approval, of the Department.

          Enrollment packets will include a cover letter, an information/instruction booklet, a list of assistance telephone numbers and addresses, an enrollment form, plan paid advertising, plan comparison chart, instructions regarding plan access problems, a list of plan primary care providers and a postage paid envelope. In addition to English, materials will also be sent in any primary language designated on MEDS. The information will identify the

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                                                                        96-26293

          locations of the Contractor where beneficiaries may attend a presentation explaining the material. If they are unable to attend a presentation, the material will instruct them to use the toll-free telephone number to obtain additional information and assistance.

          a. If a beneficiary sends in the enrollment form, but does not provide all needed information, the Contractor will send a letter one (1) day after processing incomplete form, identifying what is still needed.

          b. If the mailed enrollment packet is returned to the Contractor undelivered, the file will be flagged and no further action will be taken until the Contractor receives a new address notification.

          c. If a beneficiary does not respond, but the mail was not returned, ten (10) calendar days later, a "Notice of Intent to Assign" will be sent by the Contractor to the beneficiary. The "Notice of Intent to Assign" will, at a minimum, include the following information:

               1.   Beneficiaries name and address.

               2. Name and telephone number of the managed care plan to be assigned.

               3. Reason for intention to assign beneficiary to a managed care plan by default.

               4.   Effective date of assignment.

               5. Instructions concerning forms to be completed to prevent assignment and time frames for completing those forms.

               6. Toll-free telephone number and address where the beneficiary can obtain additional information and complete the enrollment form.

          d. If the beneficiary has not completed an enrollment form within thirty (30) calendar days from the date of referral, enrollment packet mail date, or face-to-face presentation, the Contractor will, on the thirty-first (31st) day, send him/her a "Notice of Assignment" which will include the following:

               1.   The effective date of the assignment to the plan.


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                                                                        96-26293

               2. The process to use if the assignment is not appropriate or if they wish to disenroll from the assigned plan.

               3.   Plan to which beneficiary has been assigned.

               4. Toll-free telephone number where beneficiary can receive additional assistance.

          Whether beneficiaries are assigned to a plan or choose a plan, they are required to receive written notification from the Contractor of acceptance in a plan. The Contractor's toll-free number will be included in this letter.

L.   Assignment

     Beneficiaries in mandatory aid codes who attend a HCO presentation or are mailed notification and do not respond within 30 calendar days, will be notified on the 31st day by the Contractor in writing of their assignment to either the LI or MP and the effective date of that assignment. They also will be advised of the process to use if they wish to disenroll from their assigned plan and enroll in the other available plan.

     When a beneficiary is assigned to a plan, a weighted assignment method will be used to determine the plan to which assignment will be made. The following initial beneficiary considerations apply:

     1. A beneficiary will only be assigned to an MCP with a primary care service site in the same ZIP Code as the beneficiary's residence.

     2. A beneficiary will be assigned to the same MCP as other members of the same family group, to the extent possible.

     3. Assigning applicants into a MCP in which they are eligible to be enrolled. This includes

          a.   A MCP which has capacity to accept new patients;

          b. A MCP which provides services to those persons in the aid code of the applicant.

          c. A MCP which has language capability to meet the beneficiary's needs.

Once the above conditions are met, the LI will be given preference in the assignment process over the MP. Provided the LI has capacity, all assignments will be given to the LI until the LI reaches its minimum

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                                                                        96-26293

enrollment level, which is established by the Department to provide protection to the disproportionate share hospital payments in that County. Once the LI has reached its minimum enrollment level, assignments will be rotated equitably between the LI and the MP.

The minimum enrollment levels for each County's Local Initiative are described in the Data and Information Library.

M.   Customer Assistance

     The Contractor will provide assistance to beneficiaries in using their health care plan membership, and will assure that this assistance is readily accessible to beneficiaries. This assistance will emphasize their rights and responsibilities as health care plan enrollees. The Contractor will contact involved health care plans, as necessary, and gather all materials/forms needed to assist beneficiaries. Assistance will include, but not be limited to:

     1. Explaining how health care plans operate and how to use the resources of the plans. This will include giving them information regarding completion of applications, and information about the health care plan grievance process and the appeal process for those who have been assigned to a health plan.

     2. Referring beneficiaries to the appropriate health care plan's organizational units or staff to resolve enrollment problems.

     3. Providing information, as supplied through the Department by health care plans, to beneficiaries on public transportation available to and from health care plan service sites.

     4. Maintaining toll-free 800 numbers available Monday through Friday, (excluding holidays) between the hours of 8:00 a.m. and 5:00 p.m. Pacific Standard Time, for beneficiary questions, inquiries, problems or concerns. (The rights to use the sequential combinations of numbers that make up the toll free 1-800 numbers will become/remain property of the Department.)

          The minimum standards for the Call Center are:

          a. All calls must be answered within three (3) rings (a call pick-up system that places the call in queue may be used).

          b. No more than one call per operator should be in queue at any time.

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          c.   Telephone calls should be of sufficient length to assure adequate information is gained from and/or imparted to the recipient.

          d.   The average hold time should be 60 seconds.

          e.   The average abandon rate should be 5%.

          f. The average referral to voice mail should be 2%. This does not include referrals resulting from ACD options.

          g.   All voice mail calls should be returned within 24 hours.

          h. The average number of blocked calls (i.e., calls receiving a busy signal) should be no more than 5%.

     5. Ensuring accessibility of an interpreter for services to non or limited English speaking beneficiaries as well as maintaining a TDD line for the hearing impaired. Contractor will consider cost effective methodologies for providing translation services, including hiring bilingual customer service representatives in proportion to beneficiary language needs. The Department will approve methodologies utilized by the Contractor.

     6. Maintaining sufficient informed staff to respond promptly to applicant/beneficiary inquiries and/or questions.

     7. Documenting the nature of all complaints and attempt to resolve them within two (2) working days of the Contractor's receipt of the complaint.

     8. Referring issues which are beyond the scope of the Contractor's duties to the Ombudsman Unit within one (1) working day of receipt from the beneficiary.

N.   Problems Resolution

     1. The Contractor will provide assistance to beneficiaries in enrolling into and using their health care plan. The Contractor will identify all cases in which an enrollment transaction has not been completed at least 45 days after the filing of the beneficiary's enrollment form and for which the Contractor has received no notification from the Department of any new MED'S eligibility status.

          The Contractor will:

          a.   Investigate each case to determine the cause for

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                                                                        96-26293

               delay, using County and/or Department resources made available to them.

          b. Inform the County of those enrollment forms and the reasons for delay, in order to allow the County to correct any MEDS errors.

          c. Inform the Department, on a monthly basis, of the number of errors reported to the County and the elapsed time between the report to the County and the correction of the problem.

     2. The Contractor will report to the County and the Department, MEDS input errors that prevent beneficiary enrollment into a health care plan.

     3. When a beneficiary calls the Contractor with a problem, the Contractor may need to forward the beneficiaries problem to the Departments Ombudsman Unit for resolution. The Contractor will:

          a. Investigate the beneficiary's inquiry and determine the nature of the problem.

          b. If the inquiry can be addressed by the HCP through the grievance or appeal process, refer beneficiary to the HCP.

          c. If the problem can be corrected, the appropriate records will be modified by the Contractor and submitted to the Department.

          d. The Contractor will call the beneficiary within 24 hours to advise him/her of the results of the investigation.

               1. The beneficiary will receive follow-up written confirmation of the results of the investigation.

               2. The Department will receive a written Incident Report from the Contractor.

               3.   The Plan will receive a phone call from the Contractor.

O.   Ombudsman

     In the event that referrals to the plan are not successful, or the complaints cannot be resolved by the Contractor, the Contractor will record the complaint. The Contractor will advise

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                                                                        96-26293

     the beneficiary of the date which they can be expected receive a call or an answer. The Contractor will include this date on a transmittal, and fax it to the Departments Ombudsman Unit. The Ombudsman Unit will work with the plan to resolve the complaint within the specified time frame, and fax the resolved complaint or an extended due date to the Contractor for communication to the beneficiary. If necessary, the Contractor will provide all necessary translation services and communication links between the beneficiary and the Ombudsman unit, as requested by the Department.

P.   Monthly Progress Reports

     The Contractor will submit monthly progress reports to the Department. The reports will be prepared to meet the following requirements:

     1. The reports are to be submitted in hard copy and as indicated in B below with all statistical tables in a MS DOS, Lotus 123 WK1 compatible spreadsheet format. All narrative will be submitted in the American Standard Code II (ASCII) or in WordPerfect 6.0 format.

     2. The format for submission of this report will be 3.5" high density, double sided 1.4MB diskettes or 3.5" double density, double sided 720KB diskettes.

     3. Reports will be filed by the tenth working day of the month following the report month.

     4. The Monthly Progress Reports will include, but not be limited to, the following:

          a.   Table of Contents

          b.   Monthly Report Summary

               1. Call Center, including total incoming calls; average talk time; average wait time; abandon rate; voice mail rate; total provider calls; total outbound calls; total number of calls.

               2. Enrollment Processing, including number of beneficiaries choosing FFS; Health care plans (by plan); dental plans; referrals to presentations in counties which use a referral process; total transactions; assignment.

               3.   Number of Wetters sent by type.


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               4.   Number of Disenrollments.

               5.   Number of Exemptions by each certifying physician.

               6. HCO Counseling, including number of presentations; number of cases; persons represented.

          c.   HCO Status Reports by County.

          Intercounty reports will compare County performance in HCO presentations, enrollments and disenrollments. Counties will be summarized by site(s) and overall County total.

          1. Total applications completed by case number and number of persons; total applications granted by case number and number of persons.

          2.   Total redetermination by case number and number of persons.

          3. A daily and total count of the number of cases referred to HCO presentations in counties which utilize a referral process and referral forms.

          4. A daily and total count of the number of cases and persons represented in those cases who actually attended the HCO presentation.

          5. Daily and total summaries of the number of presentations made at each location and total length of each presentation.

          6. A breakdown of the number of persons and percentage who chose Fee-For-Service. This number is to be separated by new eligibles and redeterminations.

          7. A breakdown of the number of persons and percentage who chose specific health care plans. This number is to be separated by new eligibles and redeterminations.

          8. Health care plan selection and/or assignment including name of plan.

          9.   Total County enrollment.


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          10.  Total County disenrollment, including name of plan and reason for disenrollment, including language/ethnicity.

          11. Total County default assignments by beneficiaries' language, ethnicity and zip code

     d. Narrative Report, including an overview of current and future activities, any pertinent information not included in statistical information and an explanation of variations in the statistical information.

     e. A description of any problems encountered and a proposed corrective action plan to resolve problems within the scope of the Contractor's responsibilities. The Department will retain the authority to approve, deny or amend corrective action plans.

     f. Any other reports and information as determined and requested by the Department such as specialized research reports.

     Sample monthly reports are available in the Data and Information Library.

Q.   Reports To Managed Care Plans

     1. The Contractor will submit lists, on a weekly basis, directly to the managed care plans regarding those beneficiaries who have been enrolled in the managed care plan and the PCP selected by the beneficiary (if applicable) through the HCO program.

     2. The reports will include specific information, i.e., beneficiary name, Social Security Number, address, etc.

     3. A copy of the weekly report to the MCPs will be sent to the Department.

R.   Ad Hoc Reports

     The Contractor will provide any ad hoc reports as requested, and within the timeframe designated by, the Department. These reports do not include those described in Exhibit B, and will be reimbursed as discussed in Section 18.18.8.H of the RFP. The volume of reports varies on a monthly basis.

S.   Security and Confidentiality

     This section describes the requirement for the Security and

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                                                                        96-26293

     Confidentiality Plan and Procedures which will be developed and submitted to the Department and implemented by the Contractor by the contract effective date.

     1. The Contractor will comply with the provisions of the RFP security and confidentiality requirements from the effective date of the contract through the end of the contract.

     2. The Contractor will permit Department and authorized State and federal representatives to access any HCO facility, equipment and related materials covered by the contract. Such access will be at the discretion of the Contract Manager.

     3. The Contractor will provide any security and confidentiality procedures or related documentation to the Department within one (1) State workday after receipt of a request from the Contract Manager or his/her designee. All procedures required in this Section will be developed and formally submitted to the Contract Manager for review and written approval prior to implementation.

     4. The Contractor will establish a security and confidentiality training program as part of the Security and Confidentiality Plan and Procedures specifically designed for all levels of Contractor staff. All persons having responsibility for the handling or processing of, or the exposure to, confidential data will participate. Such training will occur within two (2) weeks of the Department's approval of the training program. Once fully established and presented, an annual orientation program will be maintained to ensure a continual awareness of security and confidentiality requirements. Additionally, new employees will receive security and confidentiality training within one (1) week of their start date before they are given exposure to the confidential data. Included in the training will be fire and safety training. The training will cover a full range of security and confidentiality concerns, including, but not limited to:


          a. Definition of confidential data and examples of the various types.

          b.   Federal and State law pertaining to confidential data.

          c. The staffs' ongoing responsibility to ensure that unauthorized disclosure does not occur, with practical and realistic examples as to how such disclosure can occur and what can be done by all staff to minimize or preclude the occurrence of unauthorized disclosure.

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


                                                                        96-26293


          d. The training must deal with both manual and automated processes and the procedures which have been devised to protect these processes.

     5. The Contractor will see that the contents of this Section are included in the standard language of any subcontract entered into to perform work arising from or related to this contract.

     6. Upon request from the Contract Manager, the Contractor will submit documentation acceptable to the Department to demonstrate compliance with security and confidentiality requirements and will certify, in writing, that all RFP requirements of this Section have been and will continue to be met throughout the life of the contract.

     7. The Contractor will develop, implement and maintain a Department approved Security Plan and Procedures which provide adequate physical and system security for the HCO Program.

          All Contractor facilities associated with this contract will be addressed in the Security Plan. Facilities will include, but are not limited to, the equipment room; software and data libraries; supervisor area; job entry area; enrollment and disenrollment form processing area: mail room; computer terminals; Customer Service telephone room; junction boxes; and HCO presentation sites. It will also include transportation and data holding resources used by the Contractor throughout the term of the contract and the facilities which handle both enrollment and disenrollment information.

     8. All Contractor facilities will be secured so that only authorized persons, including persons designated by the Contract Manager, are permitted entry into the facility and that such persons are restricted to areas where they are permitted access. Access control requirements will include, but not be limited to:


          a. Contractor staff will be familiar with and adhere to the written security policy.

          b. Facility entry and control points will be guarded or locked at all times. Control points should be established for each of the following: entrances to the processing facility where both enrollments and disenrollments are processed; service entrances; loading platforms; garage entrances;

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


                                                                        96-26293

               equipment/facilities; and secondary entrances.

          c. The Contractor's processing facility will be a secured building, providing segregated areas which contain confidential information. There will be no access to unauthorized personnel in these segregated areas.

          d. The Contractor will have available and furnish to the Department as a part of the Security and Confidentiality Plan and Procedures, a current list of all authorized staff and their levels of access. Upon change of duty or termination of Contractor staff from work under or arising from this contract, access authority for that staff member will be removed.

          e. The entry and exit of visitors and messengers will be logged by visitor name, agency represented, date and time of arrival and departure, and name of individual to whom visit is made. Identification credentials of all visitors will be checked. Visitors will be badged and escorted to their destination by a Contractor employee.

          f. Passwords will be required to access MEDS and "Choice" system, if utilized.

          g. Procedures for the handling, packaging and transportation of confidential information or resources will be developed, submitted to and approved by the Department, and will ensure against unauthorized access.

          h.   The equipment room/facilities will be locked at all times.

          i. During non-working hours, the facility will be protected against intrusion with an appropriate surveillance alarm extended to a staffed monitoring center.

          j. The Contractor will establish and maintain internal security procedures and put safeguards in place to protect against possible collusion between Contractor employees and providers or others.


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


                                                                        96-26293

Maximus                                                                Exhibit C
                         EXHIBIT C TURNOVER REQUIREMENTS


The objective of the turnover period is to ensure an orderly transfer of the Health Care Options contract from the Contractor to the successor Contractor at the end of the contract, or upon termination of the Contract. Turnover activities will begin as early as six (6) months prior to the end of the Contract. If the Department exercises its option to extend this Contract all Turnover activities will be delayed for a commensurate period of time.

Given the uncertainties associated with the turnover period that will occur at the end of this Contract, the Contractor will be flexible to changing requirements.

A.   Turnover Support Services

     Turnover support services will begin 6 months prior to the end of the contract period. The purpose of these services will be to assist the Department in the Contract procurement process and provide support in the transfer of records and operations .

     All information provided by the Contractor will be accompanied by a letter, signed by the responsible authority, attesting to the accuracy, currency and completeness of the material(s) supplied.

     Three months prior to the end of the Contract, the Contractor will provide an updated and detailed description of the methodology that will be utilized by the Contractor to ensure the complete review, certification, and acceptance of all Contractor's documentation provided to the Department for transfer to the successor Contractor.

     The Contractor will supply any other information or data deemed necessary by the Department to effect a smooth turnover to a successor Contractor.

B.   Turnover Work Plan

     The objective of the Turnover Work Plan is to identify requirements necessary to complete the Contract expiration/termination process, transfer the Health Care Options process from the current Contractor to the successor Contractor at the end of this contract and describe in detail, the Contractor's proposed activities for the duration of the Contract. Turnover activities will begin 6 months prior to the end of the Contract. If the Department exercises its option to extend this Contract, all Turnover activities will be delayed for a commensurate period of time. The Turnover Work Plan will

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


                                                                        96-26293

     include, but is not limited to the Contractor s turnover activities as follows

     l. Descriptions of the turnover activities identified as major tasks and minor tasks to be performed during Turnover period.

     2. A proposed schedule for the occurrence of all turnover tasks and services to be performed.

     3. Proposed schedules and staff allocations, by classification, for all turnover activities, including narrative descriptions.

     4. A detailed description of the procedures that will be utilized by the Contractor to ensure an acceptable transfer of the Contractor's records retention responsibilities to the successor Contractor.

     5. A detailed description of the means by which the Contractor will support the Department, during Turnover, with documentation, software, and any other resources required to complete a test of the successor Contractor's operation of the HCO program. This will include descriptions of the tasks necessary to perform operational test runs.

     6. A detailed description of the Contractor's activities during the turnover including a schedule of reports, files, and data that will be provided to the successor Contractor and a schedule demonstrating the proposed sequential organization of the transfer(s).

          The Department will review the Turnover Work Plan to determine if all the Turnover requirements are adequately and appropriately detailed and sufficiently covered, by the Contractor, prior to giving final written Department approval to the Turnover Work Plan.

C.   Turnover Preparation

     The objective of the turnover preparation is to schedule activities to ensure the Department's procurement and the successor Contractor's takeover schedule will not in any way disrupt the Health Care Options contract activities. Turnover preparation activities will begin 6 months prior to the end of the Contract. During this turnover preparation period, the Contractor will provide the Department with a schedule of hands-on training for designated successor Contractor's staff on equipment and records being turned over.


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                                                                        96-26293

D.   Processing

     The Contractor's obligations and liabilities will be as follows:

     1. The Contractor will remain responsible for performing all contractual obligations until the close of the contract or as requested by the Department for phase-down period.

     2. The Contractor will keep the beneficiary history file operative and current until the expiration of the contract.

     3. The Contractor will develop a report describing, at the lowest level of detail understandable to the lay person, work in progress to be transferred to the successor Contractor.

     4.   Additional Contractor responsibilities during turnover will include:

          a. Maintain staffing consistent with workload during the turnover by encouraging and/or providing incentives for staff retention.

          b. In conjunction with the successor Contractor, hold job seminars with the Contractor's employees to encourage employees to accept employment with the successor Contractor, thereby enhancing the continuity of Health Care Options.

E.   Contract Closeout

     Following the operations phase of the contract, the Contractor will perform the following activities:

     1. Transfer all records to the successor Contractor. This physical transfer will be in an orderly and efficient manner, and in full compliance with the security and confidentiality provisions of this contract. The Contractor will transfer to the successor Contractor, in covered boxes, all unprocessed documents along with transmittal sheets indicating the contents of each box, the type(s) of document(s) contained in each box, the exact status of each document, and the remaining activities to be performed for each document. This transfer will be accomplished with no disruption in services to users, including but not necessarily limited to provision of records retention services, during execution of the transfer. This transfer will be completed in accordance with the Departments phase-down plan, will be executed no later than the last day of the contract period, and will include but not be limited

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


                                                                        96-26293

          to the following:

          a.   Enrollment forms
          b.   Disenrollment forms
          c.   Inquiries and correspondence
          d.   Appeals
          e.   Returned mail
          f.   Logs and correspondence for special review
          g. All other related documents and records as identified by the Department or the Contractor throughout contract closeout.

     2. The Department may perform a final audit of all contract-related documentation in preparation for Federal or State conducted audits of the Contract.


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


Maximus                                                                 96-26293

                      EXHIBIT D DEPARTMENT RESPONSIBILITIES


In discharging its obligations under the resulting contract, the Department will perform the following duties:

A. Comply with provisions of the Request for Proposal and the Contractor's approved Technical Proposal.

B. Make appropriate payments for work performed by the Contractor as specified in the contract.

C.   Designate the Department staff, also referred to as the Health Care Options
     (HCO) contract manager, who will act as a single source liaison or contact within the Department for all HCO related matters.

D. Provide and maintain liaison duties between the Contractor and the County Welfare Departments.

E. Provide and maintain liaison duties between the Contractor and the Managed Care Plans (MCP).

F. Provide the Contractor with a sufficient number of "Medi-Cal Choice" booklets and enrollment forms.

G. Ensure each County Welfare Department's compliance in referrals of Medi-Cal applicants and beneficiaries to the Contractors representatives.

H. Provide necessary access to the County Welfare Department's Medi-Cal Eligibility Data System (MEDS).

I. Evaluate and approve or disapprove all training materials and training courses the Contractor proposes to use to perform the implementation and continuous training requirements for the Contractor's staff.

     In the event the Department does not approve the training plan or materials, the Department will direct the Contractor to make appropriate modifications to make the material acceptable.

J. Notify the Contractor of the addition of new MCPs or termination of existing plans.

K. Provide to the Contractor, a list of beneficiary categories to be exempted from assignment to health care plans.

L. Provide to the Contractor written procedures for handling assignment and appeals.

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


Maximus                                                                 96-26293


M. Specify content and format for reports to be prepared by the Contractor relative to assignment.

N. Provide to the Contractor data files (see Section 9.0), in a jointly approved format, listing beneficiaries who have become eligible for Medi-Cal in aid categories and areas in which Medi-Cal health care plans are available.

O. Inform the Contractor of any changes in any health care plan listings of available clinic/office/hospital locations and information regarding public transportation to and from clinics/offices/hospitals, language capabilities and any extra services offered by the health care plan as this information becomes available.

P. Provide the Contractor with all the approved marketing materials developed by he MCPs which may be provided to the applicant or beneficiary with the enrollment packet or during the HCO presentation.

Q. Provide the Contractor with a detailed list of all primary CWD intake offices where the Contractor will be required to maintain staff and the addresses and County contacts for each primary location.

R. Provide the Contractor with complete and current information on program content, regulations, policies, procedures, and guidelines affecting performance under this contract.

S.   Provide the Contractor with approved zip codes by MCP.

T. Provide printed materials to be distributed by the Contractor in appropriate languages, as required by the Department.

U. Approve all audio, visual, and~printed materials developed by the Contractor for distribution to the applicant or beneficiary, and used in any presentation discussing the HCO program.

V. Approve the "Conflict of Interest Disclosure Statement" and the "Conflict of Interest Avoidance Plan" developed by the Contractor.



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


Maximus                                                                 96-26293

Department of Health Services                                          EXHIBIT E
Contract Management Unit


                   SHORT-TERM TRAVEL REIMBURSEMENT INFORMATION
                             EFFECTIVE JULY 1, 1993

1. The following rate policy is to be applied for reimbursing the travel expenses of persons under contract:

     a. Short Term Travel is defined as a 24-hour period and less than 31 consecutive days. Starting time is ether one hour prior to takeoff time or from the time a person leaves his or her home, whichever is earlier.

     b. Contractors on travel status for more than one 24-hour period and less than 31 consecutive days may claim a tractional pan of a period of more than 24 hours. Consult the chart appearing on page 2 of this bulletin to determine the reimbursement allowance.

          (1)  Lodging:  Statewide Rate (no receipts) $24.99
                         Statewide Rate (with receipts) Actual costs up to $79.00 plus tax.

               Reimbursement for actual lodging expenses exceeding the above amounts may be allowed with the advance written approval of the Deputy Director of the Department of Health Services or his or her designee. Receipts are required.

          (2)  Meals/Supplemental Expenses (with or
               without.receipts):

               Breakfast           $5.50            Dinner                $17.00
               Lunch                9.50            Incidentals             5.00

     c. Out-of-state travel may only be reimbursed if such travel has been stipulated in the contract and has been approved in advance by the program with which the contract is held. For out-of-state travel, contractors may be reimbursed actual lodging expenses, supported by a receipt and may be reimbursed for meals and supplemental expenses each 24-hour period computed at the rates listed in b(2) above.

     d. In computing allowances for continuous periods of travel of less than 24 hours, consult the chart appearing on page 2 of this bulletin.

     e. No meal or lodging expenses will be reimbursed for any period of travel that occurs within normal working hours.


2. If any of the reimbursement rates stated herein change by law, an amendment to the contract must be entered into to incorporate the new rates. The effective date of any new rates will be determined by the effective date of the contract amendment.

3. For transportation expenses, the contractor must retain receipts for parking; taxi, airline, bus, or rail tickets; car rental; or any other travel receipts pertaining to each trip for attachment to an invoice as substantiation for reimbursement. Reimbursement may be requested for commercial carrier fares; private car mileage; parking fees; bridge tolls; taxi, bus, or streetcar fares; and auto rental fees when substantiated by a receipt.

4. Note on Use of Autos: if a Contractor uses his or her car for transportation, the rate of pay will be 24 cents per mile. If, however, the contractor Claims that his or her actual cost is over 24 cents per mile, the contractor may Claim up to 30 cents per mile provided the Contractor types on an invoice and Certifies the following: "I certify that the actual cost of operating my vehicle was equal to or greater than the rate I have claimed." If a contractor uses his or her car in lieu of air fare, the air coach fare will be the maximum paid by the state. The contractor must provide a cost comparison upon request by the state. Gasoline and routine automobile repair expenses are not reimbursable. Amounts Claimed in excess of 24 cents per mile may be reported to the Internal Revenue Service.

5. The contractor may be required to furnish details surrounding each period of travel. Travel detail may include but not be limited to: departure and return times, destination points, miles driven, mode of transportation etc.

6. Contractors are to consult with the program with which the contract is held to obtain specific invoicing procedures.



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


                      SHORT-TERM TRAVEL REIMBURSEMENT GUIDE

=============================================================================================================
IF LENGTH OF TRAVEL IS                     IF THIS CONDITION EXISTS                  CONTRACTOR MAY CLAIM
-------------------------------------------------------------------------------------------------------------
Less than 24 hours                         Travel period began at                    Breakfast
                                           least one hour before
                                           the regularly scheduled
                                           work day began.

                                           Example: A contractor may claim breakfast if,
                                           during a period of travel, he or she begins their
                                           travel at 7:00 a.m. or earlier and their normal
                                           working day was scheduled to begin at 8:00 a.m.

Less than 24 hours                         -----------------------                   No lunch

Less than 24 hours                         Travel period ends at                     Dinner
                                           least one hour after the
                                           regularly scheduled work
                                           day ends.
-------------------------------------------------------------------------------------------------------------
24 hours                                   A contractor is on                        Breakfast, lunch, and
                                           travel status for a full                  dinner
                                           24-hour period
                                           (determined begin and
                                           end times).
-------------------------------------------------------------------------------------------------------------
Last fractional part of                    Return at or after 9:00                   Breakfast
more than 24 hours                         a.m.

                                           Example: If a contractor returns the last day of a
                                           trip of more than 24 hours at or after 9:00 a.m.,
                                           a breakfast allowance may be claimed.

Last fractional part of                    Return at or after 2:00                   Lunch
more than 24 hours                         p.m.

                                           Example: If a contractor returns the last day of a
                                           trip of more than 24 hours at or after 2:00 p.m.,
                                           a lunch allowance may be claimed.

Last fractional part of                    Return at or after 2:00                   Dinner
more than 24 hours                         p.m.

                                           Example: If a contractor returns the last day of a
                                           trip of more than 24 hours at or after 7:00 p.m.,
                                           a dinner allowance may be claimed.
=============================================================================================================


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